CONFORMED COPY

                                  $105,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   dated as of

                                  June 8, 1999

                                      among

                          HALLWOOD ENERGY CORPORATION,
                        HALLWOOD ENERGY PARTNERS, L.P.,
                                      and
                  HALLWOOD CONSOLIDATED RESOURCES CORPORATION
                                 as Borrowers,

                            THE BANKS LISTED HEREIN,

                           FIRST UNION NATIONAL BANK,
                               as Collateral Agent

                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    as Agent



                          J.P. Morgan Securities Inc.,
                                    Arranger

                           First Union National Bank,
                               Syndication Agent

                               NationsBank, N.A.,
                              Documentation Agent

(NY) 27008/757/CA99/ca.99.conf.wpd

                                        TABLE OF CONTENTS

                                     ----------------------

                                                                           PAGE

ARTICLE 1
DEFINITIONS

SECTION 1.01.  Definitions.....................................................2
SECTION 1.02.  Accounting Terms and Determinations............................19

ARTICLE 2
AMOUNTS AND TERMS OF LOAN

SECTION 2.01.  The Loans and Commitment.......................................19

SECTION 2.02.  Principal Repayments...........................................20

SECTION 2.03.  Borrowing Alternatives.........................................20

SECTION 2.04.  Interest Rate..................................................20

SECTION 2.05.  Computation of Interest........................................23

SECTION 2.06.  Borrowing Procedure............................................23

SECTION 2.07.   Continuation Options..........................................24

SECTION 2.08.  Conversion Options.............................................25

SECTION 2.09.  Optional Prepayments, Termination or Reduction of
         Commitments..........................................................26
SECTION 2.10.  Mandatory Prepayments..........................................26
SECTION 2.11.  Payments.......................................................27
SECTION 2.12.  Interest.......................................................27
SECTION 2.13.  Reimbursement of Certain Funding Losses........................28
SECTION 2.14.  Increased Costs................................................29
SECTION 2.15.  Basis for Determining Fixed Rates Inadequate...................30
SECTION 2.16.  Illegality.....................................................32
SECTION 2.17.  Foreign Taxes..................................................32
SECTION 2.18.  Substitution of Banks..........................................34
SECTION 2.19.  Participants' Expenses.........................................34
SECTION 2.20.  Commitment Fees................................................34
SECTION 2.21.  Engineering Fee................................................34
SECTION 2.22.  Agents' Fees...................................................34
SECTION 2.23.  Participation Fee..............................................34

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Existence......................................................35
SECTION 3.02.  Authorization..................................................36

(NY) 27008/757/CA99/ca.99.conf.wpd

                                                                            PAGE

SECTION 3.03.  Binding Obligations............................................36

SECTION 3.04.  No Legal Bar or Resultant Lien.................................36

SECTION 3.05.  No Consent.....................................................36

SECTION 3.06.  Financial Condition............................................37

SECTION 3.07.  Investments and Guaranties.....................................37

SECTION 3.08.  Liabilities; Litigation........................................37

SECTION 3.09.  Taxes; Governmental Charges....................................37

SECTION 3.10.  Titles, etc....................................................38

SECTION 3.11.  Defaults.......................................................38

SECTION 3.12.  Casualties; Taking of Property.................................38

SECTION 3.13.  Use of Proceeds; Margin Stock..................................38

SECTION 3.14.  Compliance with the Law........................................39

SECTION 3.15.  Compliance with Erisa..........................................39

SECTION 3.16.  No Material Misstatements......................................39

SECTION 3.17.  Investment Company Act.........................................39

SECTION 3.18.  Public Utility Holding Company Act.............................40

SECTION 3.19.  Corporate Documents and HEP Partnership Agreement..............40

SECTION 3.20.  Location of the Borrowers......................................40

SECTION 3.21.  Gas Imbalances.................................................40

SECTION 3.22.  Foreign Corporation............................................40

SECTION 3.23.  Other Financing Documents......................................41

SECTION 3.24.  Environmental Matters..........................................41

SECTION 3.25.  Subsidiaries...................................................41

SECTION 3.26.  Solvency, etc..................................................41

SECTION 3.27.  Year 2000 Compliance...........................................41

SECTION 3.28.  Reorganization.................................................42


ARTICLE 4
COVENANTS

SECTION 4.01.  Financial Statements and Reports...............................43

SECTION 4.02.  Annual Certificates of Compliance..............................44

SECTION 4.03.  Quarterly Certificates of Compliance...........................44

SECTION 4.04.  Taxes and Other Liens..........................................45

SECTION 4.05.  Maintenance; Abandonment.......................................45

SECTION 4.06.  Further Assurances.............................................45

SECTION 4.07.  Performance of Obligations.....................................46

SECTION 4.08.  Reimbursement of Expenses......................................46

SECTION 4.09.   Insurance.....................................................46

SECTION 4.10.  Right of Inspection............................................46

SECTION 4.11.  Notice of Certain Events.......................................47


(NY) 27008/757/CA99/ca.99.conf.wpd

                                                                            PAGE

SECTION 4.12.  ERISA Information and Compliance...............................47
SECTION 4.13.  Collateral Security............................................48
SECTION 4.14.  Performance of Partnership Agreement...........................49
SECTION 4.15.  Notice to Purchasers of Oil and Gas............................49
SECTION 4.16.   Engineering Reports...........................................49
SECTION 4.17.  Debt...........................................................50
SECTION 4.18.  Liens..........................................................52
SECTION 4.19.  Investments, Loans and Advances................................52
SECTION 4.20.  Subsidiaries...................................................54
SECTION 4.21.  Distributions, Etc.............................................54
SECTION 4.22.  Mergers, Etc...................................................55
SECTION 4.23.  Nature of Business.............................................55
SECTION 4.24.  ERISA Compliance...............................................55
SECTION 4.25.  Sale or Discount of Receivables................................56
SECTION 4.26.  Transactions with Affiliates...................................57
SECTION 4.27.  Sale of Assets.................................................57
SECTION 4.28.  Annual Coverage Ratio..........................................57
SECTION 4.29.  Additional Information.........................................58
SECTION 4.30.  Information Meetings...........................................58
SECTION 4.31.  Compliance with Laws, etc......................................58
SECTION 4.32.  Covenant to Secure Indebtedness Equally........................58
SECTION 4.33.  Inconsistent Provisions........................................58
SECTION 4.34.  Interest Coverage Ratio........................................58
SECTION 4.35.  Hedging Transactions...........................................59
SECTION 4.36. Incorporation By Reference of Certain Covenants.................59
SECTION 4.37. Restrictions with Respect to Subordinated Debt..................59
SECTION 4.38.  Additional Guarantors..........................................60

ARTICLE 5
DEFAULTS

SECTION 5.01.  Events of Defaults.............................................60
SECTION 5.02.  Notice of Default..............................................62

ARTICLE 6
CONDITIONS

SECTION 6.01.  Effectiveness..................................................63
SECTION 6.02.  Transitional Provisions........................................64
SECTION 6.03.  All Loans......................................................65


(NY) 27008/757/CA99/ca.99.conf.wpd

                                                                            PAGE

ARTICLE 7
THE AGENT AND THE COLLATERAL AGENT

SECTION 7.01.  Appointment and Authorization..................................66

SECTION 7.02.  Agent and Collateral Agent and Affiliates......................66

SECTION 7.03.  Action by Agent or Collateral Agent............................66

SECTION 7.04.  Consultation with Experts......................................66

SECTION 7.05.  Liability of Agent and Collateral Agent........................67

SECTION 7.06.  Indemnification................................................67

SECTION 7.07.  Credit Decision................................................67

SECTION 7.08.  Successor Agent or Collateral Agent............................68


ARTICLE 8
MISCELLANEOUS

SECTION 8.01.  Notices........................................................68

SECTION 8.02.  No Waivers.....................................................69

SECTION 8.03.  Expenses; Documentary Taxes....................................69

SECTION 8.04.  Sharing of Set-offs............................................69

SECTION 8.05.  Amendments and Waivers.........................................70

SECTION 8.06.  Successors and Assigns.........................................70

SECTION 8.07.  New York Law...................................................72

SECTION 8.08.  Counterparts; Integration......................................72

SECTION 8.09.  Collateral.....................................................72

SECTION 8.10.  WAIVER OF JURY TRIAL...........................................72

SECTION 8.11.  Joint and Several Obligations..................................72



(NY) 27008/757/CA99/ca.99.conf.wpd

                                            SCHEDULES

SCHEDULE A Compliance Certificate
SCHEDULE B Disclosure Schedule
SCHEDULE C Collateral Documents

                                            EXHIBITS

EXHIBIT A Note
EXHIBOpinions of Cathleen  Osborn,  General  Counsel of HEC and King & Spalding,
     special New York counsel to the Obligors
EXHIBIT C Opinion of Davis Polk & Wardwell, special counsel to the Agent
EXHIBIT D Assignment and Assumption Agreement
EXHIBIT E Guaranty Agreement

(NY) 27008/757/CA99/ca.99.conf.wpd

                              AMENDED AND RESTATED CREDIT AGREEMENT


         AGREEMENT dated as of June 8, 1999 among HALLWOOD ENERGY CORPORATION, HALLWOOD ENERGY PARTNERS, L.P. and HALLWOOD CONSOLIDATED RESOURCES CORPORATION, as Borrowers, the BANKS listed on the signature pages hereof, FIRST UNION NATIONAL BANK, as Collateral Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

         WHEREAS, Hallwood Energy Partners, L.P., a Delaware limited partnership (with its successors, "HEP"), HEP Operating Partners, L.P., a Delaware limited partnership, EDP Operating, Ltd., a Colorado limited partnership, EM Nominee Partnership Company, a Colorado general partnership, Concise Oil and Gas Partnership, a Colorado general partnership, May Energy Partners Operating Partnership LTD., a Texas limited partnership (together with HEP, the "HEP Borrowers" and each, an "HEP Borrower"), the banks listed on the signature pages thereof (the "HEP Banks"), Morgan Guaranty Trust Company of New York, as agent and First Union National Bank, as collateral agent, are parties to a Third Amended and Restated Credit Agreement dated as of May 31, 1997 (as in effect immediately prior to the effectiveness of this Amended Agreement (as defined below), the "Original HEP Agreement"); and
         WHEREAS, Hallwood Consolidated Resources Corporation, a Delaware corporation (with its successors, "HCRC"), Hallwood Consolidated Partners, L.P., a Colorado limited partnership (with its successors, "HCP" and, together with HCRC, the "HCRC Borrowers" and each, an "HCRC Borrower"), the banks party thereto (the "HCRC Banks"), First Union National Bank, as collateral agent and Morgan Guaranty Trust Company of New York, as agent are parties to a Second Amended and Restated Credit Agreement dated as of May 31, 1997 (as in effect immediately prior to the effectiveness of this Amended Agreement, the "Original HCRC Agreement"); and
         WHEREAS, Hallwood Energy Corporation, a Delaware corporation (with its successors, "HEC"), HEP and HCRC are planning to consummate a reorganization (the "Reorganization"), the terms and conditions of which are set forth in the definitive Proxy Statement prepared by HEC, HEP and HCRC, first mailed on May 4, 1999 and supplemented on May 17, 1999 (the "Proxy Statement"), a copy of which HEP and HCRC have delivered to each of the HEP Banks and the HCRC Banks; and

(NY) 27008/757/CA99/ca.99.conf.wpd

         WHEREAS, in connection with the consummation of the Reorganization, the HEP Borrowers have asked the HEP Banks , and the HEP Banks have agreed, on the terms and conditions set forth below, to amend and restate the Original HEP Agreement as set forth below;
         WHEREAS, in connection with the consummation of the Reorganization, the HCRC Borrowers have asked the HCRC Banks, and the HCRC Banks have agreed, on the terms and conditions set forth below, to amend and restate the Original HCRC Agreement as set forth below;
         NOW, THEREFORE, the parties hereto hereby agree that, on and as of the Effective Date (as defined below), each of the Original HEP Agreement and the Original HCRC Agreement is hereby amended and restated in its entirety as follows:

ARTICLE
DEFINITIONS
         SECTION . Definitions. The following terms as used herein, have the following meanings:
         "Adjusted CD Rate" has the meaning set forth in Section .
         "Adjusted Euro-Dollar Rate" has the meaning set forth in Section . "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrowers) duly completed by such Bank.
         "Advance Notice" means written, telegraphic or telecopier notice (which in each case shall be irrevocable except as otherwise provided in Section ) from the Borrowers to be received by the Agent before 11:00 a.m., New York time, by the number of Domestic Business Days or Euro-Dollar Business Days in advance of any borrowing, conversion, continuation or prepayment of any Loan pursuant to this Agreement as respectively indicated below:
         (a) CD Loans -- 2 Domestic Business Days;
         (b) Euro-Dollar Loans -- 3 Euro-Dollar Business Days; and
         (c) Base Rate Loans -- Same Day Notice

(NY) 27008/757/CA99/ca.99.conf.wpd

         For the purpose of determining the respectively applicable Loan in the case of the conversion from one type of Loan into another, the Loan with respect to which the longer period applies shall control.
         "Affiliate" means each Person, other than an Obligor, who controls, is controlled by or is under common control with HEC. For purposes of this definition, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
         "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Financing Documents, and its successors in such capacity.
         "Agreement" means the Original HEP Agreement or the Original HCRC Agreement, as the context may require, in each case as amended and restated by this Amended Agreement and as the same may be further amended from time to time in accordance with the terms hereof.
         "Amended Agreement" means this Amended and Restated Credit Agreement dated as of June 8, 1999 among the Borrowers, the Banks, the Collateral Agent and the Agent.
         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.
         "Approved Petroleum Engineer" means Williamson Petroleum
Consultants, Inc. or any other independent petroleum engineers acceptable to the Required Banks.
         "Assessment Rate" has the meaning set forth in Section .
         "Assignee" has the meaning set forth in Section .
         "Authorized Person" means (a) for a corporation, the chief executive officer, chief financial officer, chief accounting officer, controller, general counsel or executive vice president of such corporation, and (b) for a partnership, the chief executive officer, chief financial officer, chief accounting officer, controller, general counsel or executive vice president of each general partner of such partnership; provided that for the purposes of certificates delivered pursuant to Article hereof, Authorized Person means (x) for a corporation, the chief executive officer, chief financial officer or chief accounting officer of such

(NY) 27008/757/CA99/ca.99.conf.wpd
corporation, and (y) for a partnership, the chief executive officer, chief financial officer or chief accounting officer of each general partner of such partnership.
         "Availability Limit" means, on any date, an amount equal to the lesser of (i) the aggregate amount of the Commitments at such date and (ii)
$84,500,000. The Availability Limit may be increased only by an amendment in accordance with Section 8.05, which the Banks may agree to or not agree to in their sole discretion.
         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section , and their respective successors and assigns.
         "Base Rate" means, for any day, a rate per annum equal to the higher of
(a) the Prime Rate for such day and (b) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.
         "Base Rate Loan" means a Loan made by a Bank under this Agreement at such time as it is made or maintained at an interest rate based on the Base Rate.
         "Base Rate Margin" means, on any date, (i) 0.25%, if on such date Level I Status exists, (ii) 0.50%, if on such date Level II Status exists, (iii) 0.75%, if on such date Level III Status exists and (iv) 1%, if on such date Level IV Status exists.
         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the Controlled Group.
         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrowers at the same time by the Banks pursuant to Article or continued or converted pursuant to Section or , respectively. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.
         "CD Loan" means a Loan made by a Bank under this Agreement at such time as it is made or maintained at an interest rate based on the Adjusted CD Rate.
         "CD Margin" means, on any date, (i) 1.375%, if on such date Level I Status exists, (ii) 1.625%, if on such date Level II Status exists, (iii) 1.875%, if on

(NY) 27008/757/CA99/ca.99.conf.wpd
such date Level III Status exists and (iv) 2.125%, if on such date Level IV Status exists.
         "CD Rate" has the meaning set forth in Section .
         "CFADS" means, for any period, gross cash operating revenues properly allocable to Petroleum Property for such period less the following cash items: royalties, operating costs, severance, windfall profits and other wellhead taxes, general and administrative expenses and current income and other taxes properly allocable to such period and cash capital expenditures made during such period and properly allocable to Petroleum Property. CFADS shall be determined by the Banks based on the most recent Reserve Report and financial statements (and supplemental information), as the case may be, furnished to the Banks and prepared on the same basis as those provided under Section , subject to approval of such Reserve Report (and supplemental information) by the Required Banks. For purposes of Section , "general and administrative expenses" shall mean for each fiscal year the higher of (a) $2,000,000 or (b) the product of (i) CFADS for such year without deduction for the general and administrative expenses allocable to that fiscal year multiplied by (ii) the previous fiscal year's general and administrative expenses and then divided by (iii) the previous year's CFADS without deduction for the general and administrative expenses allocable to that fiscal year.
         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.
         "Collateral" has the meaning set forth in Schedule C.
         "Collateral Agent" means First Union National Bank in its capacity as collateral agent for the Banks under the Financing Documents, and its successors in such capacity.
         "Collateral Documents" means, upon the execution and delivery thereof pursuant to Section , each document set forth in Schedule C, and all supplementary assignments, security agreements, pledge agreements, acknowledgements or other documents delivered or to be delivered pursuant to the Financing Documents. Until such time, "Collateral Documents" has the meaning set forth in each of the Original HEP Agreement and the Original HCRC Agreement.
         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section hereof.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Commitment Fee Rate" means, on any date, (i) 0.375%, if on such date Level I Status or Level II Status exists and (ii) 0.50%, if on such date Level III Status or Level IV Status exists.
         "Concise" means Concise Oil and Gas Partnership, a Colorado general partnership, and its successors.
         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with HEC, are treated as a single employer under
Section 414 of the Code.
         "Debt" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instrument, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases, (e) all Reimbursement Obligations, except to the extent (measured by collateral value) such Reimbursement Obligations are (i) secured by cash, United States Treasury obligations or time deposits or certificates of deposit issued by any Bank or any other bank or savings and loan association rated "AA" or its equivalent by S&P and Moody's and (ii) payable to a Bank, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (g) all Debt of others directly or indirectly guaranteed by such Person or in respect of which such Person is otherwise liable, contingently or otherwise.
         "Debt Limit" has the meaning set forth in Section  hereof.
         "Default" means the occurrence of any of the events or conditions specified in Section 5.01, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.
         "Derivative Obligations" means all obligations of any Person with respect to any Hedging Transaction to which such Person is a party.
         "Dollars" and the sign "$" means lawful currencyof the United States of America.
         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both or such offices, as the context may require.
         "Domestic Loans" means CD Loans or Base Rate Loans or both.
         "Domestic Reserve Percentage" has the meaning set forth in Section
 .
         "Drawdown Termination Date" means the earlier to occur of May 31, 2002 or the date on which the Borrowers elect to commence the Term Period.
         "Effective Date" means the date this Amended Agreement becomes effective in accordance with Section .
         "Enron Agreement" means the Loan Agreement dated as of December 29, 1994 between HSDC and Joint Energy Development Investments Limited
Partnership, as amended from time to time.
         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.
         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Agent.
         "Euro-Dollar Loan" means a loan made by a Bank under this Agreement at such time as it is made or maintained at an interest rate based on the Adjusted Euro-Dollar Rate.
         "Euro-Dollar Margin" means, on any date, (i) 1.25%, if on such date Level I Status exists, (ii) 1.50%, if on such date Level II Status exists, (iii) 1.75%, if on such date Level III Status exists and (iv) 2%, if on such date Level IV Status exists.
         "Euro-Dollar Rate" has the meaning set forth in Section .
         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section
 .
         "Event of Default" has the meaning set forth in Section 5.01 hereof. "Excepted Liens" means: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been established in accordance with generally accepted accounting principles; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (iii) legal or equitable encumbrances deemed to exist by reason of negative pledge covenants (such as those made in Section hereof); (iv) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted, but only so long as execution of such judgment and enforcement of such Lien is effectively stayed and the amount thereof (in excess of applicable insurance coverage) does not exceed, individually or in the aggregate, $1,000,000; (v) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business incident to obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of HEC or any of its Subsidiaries; (vi) Liens arising in the ordinary course of business under gas sales contracts, operating agreements, unitization and pooling agreements, and such other documents as are customarily found in connection with comparable drilling and producing operations, incident to obligations which are not yet due or which are being contested in good faith by

(NY) 27008/757/CA99/ca.99.conf.wpd
appropriate proceedings by or on behalf of HEC or any of its Subsidiaries and for which adequate reserves have been established in accordance with generally accepted accounting principles; (vii) minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by HEC or any of its Subsidiaries of their respective Property in the normal course of business as presently conducted or materially impair the value thereof for such business;
(viii) Liens on cash, United States Treasury obligations or time deposits or certificates of deposit issued by any Bank or any other bank or savings and loan association rated "AA" or its equivalent by S&P and Moody's in an aggregate face amount at any one time subject to such Liens not in excess of $3,000,000 to secure Reimbursement Obligations and obligations incurred pursuant to interest rate or commodities swap, or similar hedging, transactions; and (ix) Liens on the Collateral securing Derivative Obligations of any Borrower in respect of any Hedging Transaction between such Borrower and any Bank or affiliate of any Bank.
         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.
         "Financial Statements" means (i) the pro forma consolidated financial statements of HEC and its consolidated Subsidiaries for the fiscal year ended December 31, 1998, (ii) the audited consolidated financial statements of HEP and its consolidated Subsidiaries for the fiscal year ended December 31, 1998, and
(iii) the audited consolidated financial statements of HCRC and its consolidated Subsidiaries for the fiscal year ended December 31, 1998.
         "Financing Documents" means this Agreement, the Notes, the Guaranty Agreement and the Collateral Documents.
         "Fixed Rate Borrowing" means a CD Borrowing or a Euro-Dollar
Borrowing.
         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Foreign Taxes" has the meaning set forth in Section .
         "Guaranty Agreement" means the Guaranty Agreement dated as of the Effective Date substantially in the form of Exhibit E among the Obligors party thereto and the Agent, as amended from time to time.
         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over HEC or any of its Subsidiaries or any of their respective Property.
         "Hallwood Group" has the meaning set forth in Section .
         "HCP" has the meaning set forth in the second WHEREAS clause to this Amended Agreement.
         "HCRC" has the meaning set forth in the second WHEREAS clause to this Amended Agreement.
         "HCRC Banks" has the meaning set forth in the second WHEREAS clause to this Amended Agreement.
         "HCRC Borrowers" has the meaning set forth in the second WHEREAS clause to this Amended Agreement.
         "HEC" has the meaning set forth in the third WHEREAS clause to this Amended Agreement.
         "HEP" has the meaning set forth in the first WHEREAS clause to this Amended Agreement.
         "HEP Banks" has the meaning set forth in the first WHEREAS clause to this Amended Agreement.
         "HEP Borrowers" has the meaning set forth in the first WHEREAS clause to this Amended Agreement.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "HEP General Partner" means The Hallwood Group Incorporated, a Delaware corporation, in its capacity as general partner of HEP, and its successors in such capacity.
         "HEP Partnership Agreement" means the Partnership Agreement dated as of December 5, 1996, as amended from time to time.
         "Hedging Transaction" means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions including, without limitation, any Swap Transaction (as defined in the Master Exchange Agreement dated as of April 14, 1992 between HCRC and Morgan Guaranty Trust Company of New York, as amended from time to time).
         "Highest Lawful Rate" means, with respect to any Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note of such Bank under laws applicable to such Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
         "HLP" means Hallwood La Plata, LLC, a Colorado limited liability company, and its successors.
         "HSDC" means Hallwood Spraberry Drilling Company, L.L.C., a Colorado limited liability company, and its successors.
         "Hydrocarbon Property Base" means the Petroleum Properties that are owned directly by the Borrowers or the Property Base Subsidiaries.
         "Increased Costs" has the meaning set forth in Section .
         "Indebtedness" means any and all amounts owing or to be owing by the Borrowers to the Banks, the Agent and the Collateral Agent under this Agreement and the other Financing Documents and all other liabilities of the Borrowers to the Banks, the Agent and the Collateral Agent from time to time existing under the Financing Documents and all Derivative Obligations of any Borrower in respect of any Hedging Transaction between such Borrower and any Bank, and all

(NY) 27008/757/CA99/ca.99.conf.wpd
renewals, extensions, rearrangements, amendments or supplements to any of the foregoing.
         "Indemnitee" has the meaning set forth in Section  hereof.
         "Interest Period" means:(1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrowers may elect in the applicable Advance Notice; provided that:
         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;
         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and
         (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrowers may elect in the applicable Advance Notice; provided that:
         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and
         (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Level I Status" exists on any date if on such date the aggregate outstanding principal amount of the Loans is less than 50% of the Debt Limit.
         "Level II Status" exists on any date if on such date (i) the aggregate outstanding principal amount of the Loans is less than 85% of the Debt Limit and
(ii) Level I Status does not exist on such date.
         "Level III Status" exists on any date if on such date (i) the aggregate outstanding principal amount of the Loans is less than 95% of the Debt Limit and
(ii) neither Level I Status nor Level II Status exists on such date.
         "Level IV Status" exists on any date if on such date none of Level I Status, Level II Status or Level III Status exist.
         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including without limitation any production payment, any obligation to deliver hydrocarbons in the future in satisfaction of any advance payment previously received or any similar arrangement with respect to minerals in place) or any other arrangement the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim, whether or not filed, recorded or otherwise perfected under applicable law. For the purpose of the Financing Documents, a Person shall be deemed to own subject to a Lien (i) any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or any capitalized lease obligation or (ii) any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement which effectively imposes the risk of collectibility upon the transferor).
         "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both.
         "LPA" means La Plata Associates, LLC, a Colorado limited liability company, and its successors.
         "Material Adverse Effect" means any material and adverse effect on the properties, business or financial condition of HEC and its consolidated Subsidiaries, taken as a whole, determined at any time by reference to the information disclosed to the Banks at the time of the then next preceding determination of the Debt Limit.
         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $2,000,000.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Material Subsidiary" means at any time any Subsidiary of HEC that (i) on a consolidated basis, together with its Subsidiaries, holds assets with an aggregate fair market value of at least $2,500,000, (ii) on a consolidated basis, together with its Subsidiaries, accounts for at least 2.5% of the consolidated cash flows of HEC and its consolidated Subsidiaries or (iii) on a consolidated basis, together with its Subsidiaries, holds Proved Reserves with a present value of at least $2,500,000. The determinations in clauses (i) and (ii) shall be made on the basis of the financial statements of HEC most recently delivered by the Borrowers to the Banks pursuant to Section 3.06 or 4.01, as the case may be. The determination in clause (iii) shall be made on the basis of the Reserve Report most recently delivered by the Borrowers to the Banks pursuant to
Section 4.16.
         "MEPO" means May Energy Partners Operating Partnership LTD., a Texas limited partnership, and its successors.
         "Mortgaged Property" means the Property owned by or in which HEC or any of its Subsidiaries owns an undivided interest and which is subject to the Liens, privileges, priorities and security interests existing under the terms of the Collateral Documents.
         "Moody's" means Moody's Investors Service, Inc., and its successors. "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.
         "Nominee" means EM Nominee Partnership Company, a Colorado general partnership, and its successors.
         "Notes" means promissory notes of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrowers to repay the Loans, together with any and all renewals, extensions for any period, increases or rearrangements thereof, and "Note" means any one of such promissory notes issued hereunder.
         "Obligor" means the Borrowers and each Subsidiary of HEC party from time to time to the Guaranty Agreement.
         "Original Agreement" means the Original HEC Agreement or the Original HCRC Agreement, as the context may require, and "Original Agreements" means both of them.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Original HCRC Agreement" has the meaning set forth in the second WHEREAS clause to this Amended Agreement.
         "Original HEP Agreement" has the meaning set forth in the first WHEREAS clause to this Amended Agreement.
         "Original HCRC Notes" and "Original HCRC Note" means, respectively (i) the promissory notes of the HCRC Borrowers issued pursuant to the Original HCRC Agreement to evidence loans made by the HCRC Banks thereunder and (ii) a single such Original HCRC Note.
         "Original HEP Notes" and "Original HEP Note" means, respectively (i) the promissory notes of the HEP Borrowers issued pursuant to the Original HEP Agreement to evidence loans made by the HEP Banks thereunder and (ii) a single such Original HEP Note.
         "Original Notes" means the Original HEC Notes or the Original HCRC Notes, as the context may require, and "Original Notes" means all of them.
         "Parent" means, with respect to any Bank, any Person controlling such Bank.
         "Participant" has the meaning set forth in Section .
         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.
         "Petroleum Property" means any interest in oil and gas reserves (including without limitation any production payment with respect to any such reserves) which is, or is to be taken into account in the determination of the Debt Limit pursuant to Section .
         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the Controlled Group for employees of any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which

(NY) 27008/757/CA99/ca.99.conf.wpd
was at such time a member of the Controlled Group for employees of any Person which was at such time a member of the Controlled Group.
         "Prime  Rate" means the rate of interest  publicly  announced by Morgan
Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.
         "Principal Repayment" means the repayment of principal on the Notes required in Section .
         "Principal Repayment Dates" means the dates on which the principal of the Loans is required to be repaid pursuant to Section .
         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
         "Property Base Subsidiaries" means MEPO, Concise, Nominee and HCP, and any other Subsidiary of any of the Borrowers agreed to from time to time by the Borrowers and the Required Banks.
         "Proved Developed Producing Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as such meaning may be amended from time to time, but generally means the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which are recoverable by natural reservoir energies from the completion intervals currently open and producing to market. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "Proved Developed Producing Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response through existing completions producing to market that increased recovery will be achieved. Proved Developed Producing Reserves shall not include any Proved Developed Non-Producing Reserves.
         "Proved Developed Non-Producing Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as such meaning may be amended from time to time, but generally means the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which will become "Proved Developed Producing Reserves" upon minor capital expenditures being made with respect to existing wells which will cause formerly non-producing completions or intervals to become open and producing to market.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Proved Reserves" means and includes Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves.
         "Proved Undeveloped Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as such meaning may be amended from time to time, but generally means those reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Proved Undeveloped Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Undeveloped Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that the undrilled units contain reserves that are a continuation of those formations that are producing from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.
         "Proxy Statement" has the meaning set forth in the third WHEREAS clause to this Amended Agreement.
         "Prudential" means The Prudential Insurance Company of America and its successors and assigns.
         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.
         "Regulatory Change" means any change after the date of this Amended Agreement in United States federal, state or foreign laws, rules or regulations or the adoption or making after such date of any interpretations, directives or requests of or under any United States federal, state or foreign laws, rules or regulations (whether or not having the force of law) by any court or governmental authority or reserve bank or comparable agency charged with the interpretation or administration thereof.
         "Reimbursement Obligations" of any Person means all obligations of such Person (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a letter of credit or similar instrument.
         "Reorganization" has the meaning set forth in the third WHEREAS clause to this Amended Agreement.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Reorganization Agreement" has the meaning set forth in Section
 .
         "Reorganization Documents" has the meaning set forth in Section
 .
         "Reorganization Parties" has the meaning set forth in Section . "Required Banks" means at any time Banks having at least 65% of the aggregate amount of Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 65% of the aggregate unpaid amount of the Loans.
         "Reserve Report" means a report delivered by the Borrowers pursuant to subsection (a), (b) or (c) of Section hereof.
         "Revolving Credit Period" means the period from the Effective Date to and including the Drawdown Termination Date.
         "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.
         "Subordinated Guaranty" means the Subsidiary Guaranty by the Initial Subsidiary Guarantors (as defined in the Subordinated Notes Agreement) and HCP in favor of Prudential dated as of June 8, 1999, as amended from time to time in accordance with Section 4.37(b).
         "Subordinated Notes" means the 10.32% Senior Subordinated Notes Due December 23, 2007 issued by HCRC pursuant to the Subordinated Notes Agreement.
         "Subordinated Notes Agreement" means the Amended and Restated Subordinated Note and Warrant Purchase Agreement dated as of June 8, 1999 between HCRC, HEC and Prudential, as amended from time to time in accordance with Section 4.37(b).
         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by HEC.
         "Term Date" means the earlier to occur of May 31, 2002 or the last day of May, August, November or February which first occurs after the date on which the Borrowers elect to commence the Term Period.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Term Period" means the period commencing immediately after the Drawdown Termination Date during which principal repayments are made pursuant to Section .
         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the actuarial present value of all the benefit liabilities (as determined for purposes of Title IV of ERISA) under such Plan exceeds (ii) the fair market value of all Plan assets (excluding any accrued but unpaid contributions) allocable to such benefit liabilities (computed on a plan termination basis in accordance with Title IV of ERISA) all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or any other Person under Title IV of ERISA.
         SECTION . Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used in this Agreement shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by HEC's independent public accountants) with the most recent audited consolidated financial statements of HEC delivered to the Banks from time to time pursuant to Section or .

ARTICLE
AMOUNTS AND TERMS OF LOAN
         SECTION . The Loans and Commitment. Subject to the terms and conditions and relying on the representations and warranties contained in the Financing Documents, the Banks severally agree to make during the Revolving Credit Period revolving credit Loans to the Borrowers from time to time in such amounts as the Borrowers may request up to the maximum amount hereinafter stated and the Borrowers may make borrowings and prepayments (as permitted or required in Sections and hereof) and reborrowings in respect thereof. Each Borrowing under this Section shall be made from the several Banks ratably in proportion to their respective Commitments.
         To evidence the Loans made by each Bank pursuant to this Section, the Borrowers will issue, execute and deliver to each Bank a Note in the principal amount of the Commitment of such Bank and dated as of the Effective Date and payable in installments as provided in Section .

(NY) 27008/757/CA99/ca.99.conf.wpd

         SECTION . Principal Repayments. Pursuant to Section , the Borrowers will repay the principal amount outstanding on each Note in eight (8) equal quarterly installments, commencing on the Term Date and thereafter on the last day of each consecutive 3 month period. Any optional prepayments of principal made during the Term Period shall be applied ratably to reduce the remaining quarterly Principal Repayments. Any mandatory prepayments of principal made during the Term Period as required by Section hereof shall be applied to reduce the remaining quarterly Principal Repayments in the inverse order of their maturity.
         SECTION .  Borrowing Alternatives.
                         During the Revolving Credit Period, Loans may be either
(i) CD Loans,(ii)Euro-Dollar Loans, (iii) Base Rate Loans or (iv) a combination thereof, as elected by the Borrowers or otherwise applicable in accordance with Sections , , or or subsection 2.04(e).

         (b) During the Term Period, the Borrowers may have outstanding at any time either (i) CD Loans, (ii) Euro-Dollar Loans, (iii) Base Rate Loans or (iv) a combination thereof as elected by the Borrowers or otherwise applicable in accordance with Sections , or or subsection 2.04(e), but no more than four (4) Borrowings outstanding at any one time.
         SECTION .  Interest Rate.
                Each Bank's CD Loans shall bear interest on the unpaid principal amount thereof until payment in full thereof at a rate per annum equal to the sum of (i) the Adjusted CD Rate for each Interest Period applicable thereto plus
(ii) the CD Margin, but in no event to exceed the Highest Lawful Rate of such Bank; provided that if any CD Loan or any portion thereof shall, as a result of clause (2) (b) (i) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan or portion thereof shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined according to the following formula:


[

]


ACDR =
[
CDR
]
+ AR


[

]


ACDR =
Adjusted CD Rate

CDR   =
 CD Rate

DRP =
 Domestic Reserve Percentage

 AR   =
Assessment Rate

         The "CD Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the prevailing rate per annum bid at 10:00 AM (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase of face value from Morgan Guaranty Trust Company of New York of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of such Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.
         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.
         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(e) (or any successor provision) to the Federal Deposit
Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.
                 Each Bank's Euro-Dollar Loans shall bear interest on the unpaid principal amount thereof until payment in full thereof at a rate per annum equal to the sum of (i) the Adjusted Euro-Dollar Rate for each Interest Period applicable thereto plus (ii) the Euro-Dollar Margin, but in no event to exceed the Highest Lawful Rate of such Bank.

          The "Adjusted Euro-Dollar Rate" applicable to any Interest Period means a rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined according to the following formula:

(NY) 27008/757/CA99/ca.99.conf.wpd

AEDR =
Euro-Dollar Rate


 (1.00 - Euro-Dollar Reserve Percentage)

AEDR =
Adjusted Euro-Dollar Rate

         The "Euro-Dollar Rate" applicable to any Interest Period means the rate per annum at which deposits in dollars are offered to Morgan Guaranty Trust Company of New York in the London interbank market at approximately 11:00 AM (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Bank to which such Interest Period is to apply for a period of time comparable to such Interest Period.
         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Euro-Dollar Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.
                   Each Bank's Base Rate Loans shall bear interest on the unpaid principal amount thereof until payment in full thereof at a varying rate per annum at all times equal to the sum of (i) the Base Rate plus (ii) the Base Rate Margin, but in no event to exceed the Highest Lawful Rate of such Bank.

          Interest shall be payable (i) as to any Base Rate Loan on the last day of each May, August, November and February, commencing on the first of such days to occur after such Loan is made, and on the maturity of each Bank's Note and
(ii) as to any Fixed Rate Loan, on the last day of each Interest Period applicable thereto; provided that if any Interest Period of more than three months or 90 days, as applicable, is selected for any Fixed Rate Loan (if permitted by other terms of this Agreement), interest shall also be payable with respect to such Loan at intervals of three months or 90 days, as the case may be, after the first day thereof.

           On each day during which a Default shall occur and be continuing, all outstanding Loans of each Bank, and all interest which is past due to such Bank on such day, shall bear interest at a rate per annum equal to the sum of 2% plus

(NY) 27008/757/CA99/ca.99.conf.wpd
the Base Rate for such day, but in no event to exceed the Highest Lawful Rate of such Bank.
         (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrowers and each Bank of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. In the absence of notice from any Bank to the effect that the rate of interest otherwise payable for its account hereunder (computed as provided herein) exceeds the Highest Lawful Rate applicable to such Bank, which notice shall specify such Highest Lawful Rate and the basis of computation thereof, the Agent may conclusively assume that the rate of interest provided for herein does not exceed such Highest Lawful Rate and shall incur no liability to any party by virtue thereof.
         SECTION . Computation of Interest. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Commitment fees and all other interest on all Loans and other Indebtedness shall be computed on the basis of a 360 day year and paid for the actual number of days elapsed (including the first day but excluding the last day), unless such computation would result in a usurious rate for any Bank, in which case interest for the account of such Bank shall be computed on the basis of a year of 365 or 366 days, as the case may be. The Agent shall promptly notify the Borrowers of each determination of an Adjusted CD Rate or an Adjusted Euro-Dollar Rate.
         SECTION .  Borrowing Procedure.
           The Borrowers shall give Advance Notice to the Agent prior to the proposed borrowing date. Such notice shall specify (i) the amount to be borrowed; (ii) the borrowing date (which shall be a Euro-Dollar Business Day, in the case of Euro-Dollar Loans, or a Domestic Business Day, in the case of CD Rate Loans or Base Rate Loans); (iii) whether the Loans comprising such
Borrowing are to be Euro-Dollar Loans, Base Rate Loans, CD Loans or a combination thereof (in which case the portions shall be specified in such notice); and (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the definition of Interest Period. Each Borrowing shall be in the principal amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof or the amount of the total remaining Commitment available for borrowing.
              Upon receipt of an Advance Notice, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such

(NY) 27008/757/CA99/ca.99.conf.wpd

Borrowing and such Advance Notice shall not thereafter be revocable by the Borrowers.

               Not later than (i) 12:00 Noon (New York City time) on the date of each Fixed Rate Borrowing and (ii) 12:00 Noon (New York City time) on the date of each Base Rate Borrowing, each Bank shall (except as provided in subsection
(d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section . Unless the Agent determines that any applicable condition specified in Article has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrowers at the Agent's aforesaid address.

                    If any Bank makes a new Loan hereunder on a day on which the Borrowers are to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrowers to the Agent as provided in Section , as the case may be.

            Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank, on the one hand, and the Borrowers, on the other hand, each agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. The failure of any Bank to make such share available to the Agent on the date specified therefor shall not relieve any other Bank of its obligation to make its share available to the Agent on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make such share available to the Agent.

         SECTION .   Continuation Options.

(NY) 27008/757/CA99/ca.99.conf.wpd

                   The Borrowers may elect to continue all or any part of any CD Borrowing beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice to the Agent of such election, specifying the CD Borrowing or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such CD Borrowing to a Base Rate Borrowing pursuant to subsection .

                      The Borrowers may elect to continue all or any part of any Euro-Dollar Borrowing beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice to the Agent of such election, specifying the Euro-Dollar Borrowing or portion thereof to be continued. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such Euro-Dollar Borrowing to a Base Rate Borrowing pursuant to subsection .

                 All or any part of any Fixed Rate Borrowing may be continued as provided herein, provided that (i) any continuation of any such Borrowing shall be (as to each Borrowing as continued for an applicable Interest Period) in the principal amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Fixed Rate Borrowing shall be converted to a Base Rate Borrowing on the last day of the Interest Period applicable thereto.

         SECTION . Conversion Options. The Borrowers may elect to convert any CD Borrowing on the last day of the then current Interest Period relating thereto to a Euro-Dollar Borrowing or Base Rate Borrowing, or a combination thereof, by giving Advance Notice to the Agent of such election, specifying, if electing one or more Euro-Dollar Borrowings, each Interest Period therefor.
                 The Borrowers may elect to convert any Euro-Dollar Borrowing on the last day of the then current Interest Period relating thereto to a CD Borrowing or Base Rate Borrowing, or a combination thereof, by giving Advance Notice to the Agent of such election.

                 The Borrowers may elect to convert a Base Rate Borrowing at any time or from time to time to a CD Borrowing or Euro-Dollar Borrowing or a combination thereof by giving Advance Notice to the Agent of such election, specifying each Interest Period therefor.

                All or any part of any outstanding Borrowing may be converted as provided herein, provided that any conversion of any such Borrowing into a Fixed

(NY) 27008/757/CA99/ca.99.conf.wpd

Rate Borrowing shall be (as to each such Borrowing into which there is a conversion for an applicable Interest Period) in the principal amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof. If no Default shall have occurred and be continuing, each Borrowing may be converted as provided in this Section. If a Default shall have occurred and be continuing, no Borrowing may be converted into a Fixed Rate Borrowing.

         SECTION . Optional Prepayments, Termination or Reduction of Commitments. The Borrowers may, at their option, as to any Base Rate Borrowing at any time and from time to time and as to any Fixed Rate Borrowing only on the last day of the Interest Period applicable thereto, prepay any Borrowing, in whole or in part, without premium or penalty, upon giving Advance Notice to the Agent. Such notice shall specify the date and amount of prepayment and the Borrowing to which such prepayment is to be applicable.
         Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrowers. The payment amount specified in such notice shall be due and payable on the date specified. Each prepayment shall be, in the case of any Borrowing, in the principal amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof or the balance outstanding of such Borrowing. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.
           During the Revolving Credit Period, the Borrowers may, upon at least three Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, the unused portions of the Commitments. If the Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.
         SECTION . Mandatory Prepayments. In the event that the aggregate unpaid principal amount of Debt of the Borrowers at any time exceeds the Debt Limit then most recently determined, the Borrowers shall, on or before thirty (30) days from the earlier of the Agent's notification to the Borrowers of such excess or the Borrowers otherwise becoming aware of such excess, either (i) cause additional Property to be added to the Hydrocarbon Property Base such that the Debt Limit as redetermined by the Banks after giving effect thereto will be increased by an amount at least equal to such excess, and the Borrowers will deliver to the Agent within said period (a) such title opinions and other title information that the Borrowers have access to showing that the Borrowers, individually or jointly, have good and indefeasible title to such Property and
(b) such Collateral Documents as are necessary to comply with Section based

(NY) 27008/757/CA99/ca.99.conf.wpd
on such increased Hydrocarbon Property Base; or (ii) prepay the Notes in an aggregate principal amount which is at least equal to such excess; or (iii) eliminate such excess by a combination of the actions contemplated by clauses
(i) and (ii); provided that the provisions of this Section shall not prevent an Event of Default from arising under the provisions of Section or 5.01(b).
         SECTION . Payments. All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees under a Note or
Commitment or any other Indebtedness shall be made without setoff or counterclaim not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address specified in Section . The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. If any payment under a Note (other than any payment on a Euro-Dollar Loan) becomes due and payable on a day other than a Domestic Business Day, the maturity thereof shall be extended to the next succeeding
Domestic Business Day and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Euro-Dollar Loan becomes due and payable on a day other than a Euro-Dollar Business Day, the maturity thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls on another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day, and interest on the principal outstanding thereon shall be payable at the then applicable rate during such extension.
           Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrowers shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.
         SECTION . Interest. It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to a Bank under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the

(NY) 27008/757/CA99/ca.99.conf.wpd
contrary in a Note or any other Financing Document or other agreement entered into in connection with or as security for a Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to a Bank that is contracted for, taken, reserved, charged or received by such Bank under a Note or any other Financing Document or other agreements or otherwise in connection with a Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by such Bank on the principal amount of its Indebtedness as selected by such Bank (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by such Bank to the Borrowers); and (ii) in the event that the maturity of a Note is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Bank as of the date of such acceleration or prepayment and if theretofore paid, shall be credited by such Bank on the principal amount of its Indebtedness as selected by such Bank (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by such Bank to the Borrowers). To the extent that any court of competent jurisdiction determines, notwithstanding the provisions hereof, that any Bank located in Texas may be subject to Texas law limiting the amount of interest payable for its account, such Bank shall utilize the indicated (weekly) rate ceiling from time to time in effect as provided in Chapter 1D of Article 5069 (Tex.Rev.Civ.Stat.Ann. art 5069-1D.001, et seq.), as amended. In no event shall the provisions of Article 5069, Chapter 15 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to any Loan made hereunder.
         SECTION . Reimbursement of Certain Funding Losses. Without prejudice to any other provision of this Agreement, in the event that a Bank shall incur any loss or expense after making reasonable efforts to minimize any such loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund or maintain all or any portion of the outstanding principal amount of any Fixed Rate Loan, but excluding loss of margin) as a result of payment, prepayment or conversion of such principal amount of such Fixed Rate Loan on a date other than the last day of any Interest Period applicable thereto, whether pursuant to Section , or or otherwise, or any failure by the Borrowers to borrow, continue or convert into, such Fixed Rate Loan on the date or in the amount specified in an Advance Notice given pursuant to this Agreement,

(NY) 27008/757/CA99/ca.99.conf.wpd
then the Borrowers shall pay to the Agent, on demand, such amount as will reimburse such Bank for such loss or expense. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing submitted by such Bank shall be prima facie evidence of such amounts, absent manifest error.
         SECTION .  Increased Costs.    If, as the result of any Regulatory
Change:
                    a Bank (or its Applicable Lending Office) shall be subjected to any tax of any kind whatsoever with respect to the Agreement, a Note or any Fixed Rate Loan made by it, or the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable under this Agreement or a Note shall be changed (except for changes in the rate of tax on the overall net income of such Bank or such Applicable Lending Office imposed by the jurisdiction in which such Bank's principal office or such Applicable Lending Office is located); or

                        any reserve, special deposit, compulsory loan, insurance assessment or similar requirement is imposed, modified or deemed applicable against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of a Bank (in excess, and without duplication, of those taken into account in computing the Domestic Reserve Percentage, Euro-Dollar Reserve Percentage and Assessment Rate); or

                     any other condition affecting this Agreement, a Note or any of its Fixed Rate Loans is imposed on a Bank;

and the result of any of the foregoing is to increase the cost to such Bank of making, maintaining or funding any of its Fixed Rate Loans or to reduce any amount receivable in respect of such Fixed Rate Loans (such increases in cost and reductions in amounts receivable being hereinafter called "Increased Costs"), then, in any such case, the Borrowers shall promptly pay to such Bank, within ten Domestic Business Days of its demand, such additional amount which will compensate such Bank for such Increased Cost as determined by such Bank. Upon receiving demand from a Bank pursuant to subsection (a) of this Section and at any time thereafter (unless and until such Bank has rescinded such demand) at the option of the Borrowers and upon giving Advance Notice to the Agent, the Borrowers may (A) in any case where such Increased Costs are applicable to Euro-Dollar Loans, convert to Base Rate Loans or CD Loans all outstanding Euro-Dollar Loans made by such Bank or (B) in any case where such Increased

(NY) 27008/757/CA99/ca.99.conf.wpd

Costs are applicable to CD Loans, convert to Base Rate Loans or Euro-Dollar Loans all outstanding CD Rate Loans made by such Bank. Upon any such conversion of the Fixed Rate Loans of any Bank, the Borrowers shall pay to such Bank, in accordance with Section , such amounts as may be necessary to compensate such Bank for any loss or expense sustained or incurred by such Bank in respect of such Fixed Rate Loans as a result of such conversion.
         It is understood that in compensating a Bank for taxes pursuant to the preceding paragraph, the amount of compensation shall include such additional amounts as may be necessary so that every net payment of principal, interest, fees or other amount payable under this Agreement, after taxes (including taxes levied on any additional interest paid pursuant to this subsection), will not be less than the corresponding amount provided for in this Agreement.
                If any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which it or its Parent could have achieved but for such Regulatory Change (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

               Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

              If a Bank receives a refund or credit in respect of such Increased Costs from a Person other than the Borrowers, such Bank shall reimburse the Borrowers for the amount of such refund or credit not to exceed the amount actually paid by the Borrowers to such Bank in respect of such Increased Costs.

         SECTION . Basis for Determining Fixed Rates Inadequate. In the event that:

(NY) 27008/757/CA99/ca.99.conf.wpd
                the Agent shall have determined in good faith that by reason of circumstances affecting the domestic market for certificates of deposit generally, adequate and reasonable means do not exist for ascertaining the Adjusted CD Rate applicable pursuant to subsection 2.04(a) for any Interest Period elected by the Borrowers with respect to (1) a proposed Borrowing that the Borrowers have requested be made as a CD Borrowing, (2) a CD Borrowing that will result from the requested conversion of a Base Rate or Euro-Dollar Borrowing into a CD Borrowing, or (3) the continuation of an outstanding CD Borrowing beyond the expiration of the then current Interest Period applicable thereto, or the Agent shall have determined in good faith that the Adjusted CD Rate will not adequately and fairly reflect the cost to the Banks of making, maintaining or funding a proposed Borrowing that the Borrowers have requested be made or continued as or converted into a CD Borrowing, then the Agent shall promptly give notice of such determination to the Borrowers on the borrowing date for such CD Borrowing, the conversion date of such Base Rate Borrowing or Euro-Dollar Borrowing or the last day of such Interest Period. If such notice is given, and subject to the Borrowers' right (if the required Advance Notice can then be given) pursuant to Section , or to request a Euro-Dollar Borrowing in lieu of a requested CD Borrowing or to convert to or to continue a Euro-Dollar Borrowing in lieu of converting to a CD Borrowing (for which limited purpose the Advance Notice pertaining to such CD Borrowing shall be revocable), (i) any requested CD Borrowing shall be made as a Base Rate Borrowing; (ii) any Base Rate Borrowing that was to have been converted to a CD Borrowing shall be continued as a Base Rate Borrowing; (iii) any Euro-Dollar Borrowing that was to have been converted to a CD Borrowing shall be converted to a Base Rate Borrowing and (iv) any outstanding CD Borrowing shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Borrowing. Until such notice has been withdrawn by the Agent, no further CD Loans shall be made nor shall the Borrowers have the right to convert Base Rate Loans or Euro-Dollar Loans to CD Loans;

                 the Agent shall have determined in good faith that by reason of circumstances affecting the interbank Euro-Dollar market generally adequate and reasonable means do not exist for ascertaining the Adjusted Euro-Dollar Rate applicable pursuant to subsection 2.04(b) for any Interest Period elected by the Borrowers with respect to (1) a proposed Borrowing that the Borrowers have requested be made as a Euro-Dollar Borrowing, (2) a Euro-Dollar Borrowing that will result from the requested conversion of a Base Rate Borrowing or a CD Borrowing into a Euro-Dollar Borrowing or (3) the continuation of an outstanding Euro-Dollar Borrowing beyond the expiration of the then current Interest Period applicable thereto, or the Agent shall have determined in good faith that the Adjusted Euro-Dollar Rate will not adequately and fairly reflect the cost to the Banks of making, maintaining or funding a proposed Borrowing that the Borrowers have requested be made or continued as or converted into a

(NY) 27008/757/CA99/ca.99.conf.wpd

Euro-Dollar Borrowing, then the Agent shall promptly give notice of such determination to the Borrowers at least one Euro-Dollar Business Day prior to, as the case may be, the borrowing date for such Euro-Dollar Borrowing, the conversion date of such Base Rate Borrowing or CD Borrowing or the last day of such Interest Period. If such notice is given, and subject to the Borrowers' right (if the required Advance Notice can then be given) pursuant to Section , or to request a CD Borrowing in lieu of a requested Euro-Dollar Borrowing or to convert to or to continue a CD Borrowing in lieu of converting to a Euro-Dollar Borrowing (for which limited purpose the Advance Notice pertaining to such Euro-Dollar Borrowing shall be revocable), (i) any requested Euro-Dollar Borrowing shall be made as a Base Rate Borrowing, (ii) any Base Rate Borrowing that was to have been converted to a Euro-Dollar Borrowing shall be continued as a Base Rate Borrowing, (iii) any CD Borrowing that was to have been converted to a Euro-Dollar Borrowing shall be converted to a Base Rate Borrowing and (iv) any outstanding Euro-Dollar Borrowing shall be converted on the last day of the then current Interest Period applicable thereto to a Base Rate Borrowing. Until such notice has been withdrawn by the Agent, no further Euro-Dollar Loans shall be made nor shall the Borrowers have the right to convert Base Rate Loans or CD Rate Loans to Euro-Dollar Loans.

         SECTION . Illegality. Notwithstanding any other provision in this Agreement, if, as a result of any Regulatory Change, it shall be unlawful or impossible for a Bank (or its Applicable Lending Office) to make, maintain or fund any Fixed Rate Loans as contemplated by this Agreement, such Bank's obligation hereunder to make the affected Fixed Rate Loans shall forthwith be canceled provided that such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for such cancellation and will not be otherwise disadvantageous to such Bank. Immediately upon any such cancellation, if it shall be unlawful or impossible to maintain any Fixed Rate Loans then outstanding, all such Fixed Rate Loans of such Bank then outstanding shall be converted automatically to Base Rate Loans. Such Bank shall promptly give written notice to the Borrowers and the Agent of any such conversion. If any such conversion of a Fixed Rate Loan is made prior to the last day of the then current Interest Period therefor, the Borrowers shall pay to such Bank in accordance with Section , such amount or amounts as may be necessary to compensate such Bank for any loss or expense sustained or incurred by such Bank in respect of such Fixed Rate Loan as a result of such conversion. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing sentence submitted by such Bank to the Borrowers shall be prima facie evidence of such amounts, absent manifest error.
         SECTION .  Foreign Taxes.    All payments made by the Borrowers
for the account of any Bank under its Note or this Agreement or any other Financing Document shall be made free and clear of, and without reduction for or

(NY) 27008/757/CA99/ca.99.conf.wpd
on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country including the United States of America (or by any political subdivision or taxing authority thereof or therein), excluding net income and franchise taxes now or hereafter imposed by the United States of America, by any state of the United States of America or by any political subdivision or taxing authority thereof or therein, or by the country in which such Bank's Applicable Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being hereinafter called "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amounts payable to such Bank under its Note or this Agreement, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Foreign Taxes) interest or any such other amounts payable thereunder or hereunder at the rates or in the amounts specified in its Note or this Agreement. Whenever any Foreign Tax is payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send the Agent an original official receipt showing payment thereof. If a Bank receives a refund or credit in respect of such Foreign Taxes from a Person other than the Borrowers, such Bank shall reimburse the Borrowers for the amount of such refund or credit not to exceed the amount actually paid by the Borrowers to or for the account of such Bank in respect of such Foreign Taxes.
           At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Agent that it

(NY) 27008/757/CA99/ca.99.conf.wpd
is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         SECTION . Substitution of Banks. If (i) the obligation of any Bank to make Euro-Dollar Loans has been canceled pursuant to Section or (ii) any Bank has demanded compensation under Section or , the Borrowers shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.
         SECTION . Participants' Expenses. All costs, losses, expenses, or liabilities of a Bank reimbursable pursuant to this Article by the Borrowers shall also include all costs, losses, expenses, or liabilities of any lenders participating through such Bank in this Agreement, a Note, or any Fixed Rate Loan. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing sentence submitted by such Bank to the Borrowers shall be prima facie evidence of such amounts, absent manifest error.
         SECTION . Commitment Fees. During the Revolving Credit Period, the Borrowers shall pay to the Agent for the account of each Bank (which payment shall be distributed to each Bank ratably in accordance with each Bank's Commitment) a commitment fee at the Commitment Fee Rate calculated for each day on the daily average amount by which the Availability Limit exceeds the aggregate outstanding principal amount of the Loans. Subject to Section 2.09(b) hereof, such commitment fees shall accrue from and including the Effective Date to but excluding the last day of the Revolving Credit Period and shall be payable quarterly on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period and on the last day of the Revolving Credit Period.
         SECTION . Engineering Fee. The Borrowers agree to pay to the Agent and each of the Banks a non-refundable fee of $10,000 and $7,500, respectively, on March 31, 2000 and on each anniversary thereof to reimburse them for certain engineering and other costs. If the Petroleum Property changes substantially after the date hereof, the Agent shall have the right, in its reasonable discretion, to modify such fee to reflect increased engineering and other costs.
         SECTION . Agents' Fees. The Borrowers agree to pay to each of the Agent and the Collateral Agent $15,000 on March 31, 2000 and on each anniversary thereof to reimburse the Agent and the Collateral Agent for certain administrative costs in connection with the Financing Documents.
         SECTION .  Participation Fee.  The Borrowers shall pay on the
Effective Date to the Agent for the account of the Banks ratably in accordance with their respective Commitments as in effect of the Effective Date immediately

(NY) 27008/757/CA99/ca.99.conf.wpd
after giving effect to this Amended Agreement a participation fee equal to 0.45% of the Debt Limit then in effect.

ARTICLE
REPRESENTATIONS AND WARRANTIES
         In order to induce the Banks to enter into this Amended Agreement, the Borrowers represent and warrant to the Banks (which representations and warranties will survive the delivery of the Notes and the making of the Loans) that:
         SECTION . Existence. HEC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
                HCRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                HEP is a limited partnership duly formed pursuant to the Uniform Limited Partnership Act of the State of Delaware and has all partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         (d) HEP General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
         (e) HLP and LPA are each a limited liability company duly formed, validly existing and in good standing under the laws of the state of Colorado. MEPO is a limited partnership duly formed pursuant to the Uniform Limited Partnership Act of the State of Texas. Nominee and Concise are each a general partnership duly formed pursuant to the Uniform Partnership Act of the State of Colorado. HCP is a limited partnership duly formed pursuant to the Uniform Limited Partnership Act of the State of Colorado. Each of HLP, LPA, MEPO, Nominee, Concise and HCP has all partnership or limited liability company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(NY) 27008/757/CA99/ca.99.conf.wpd

         SECTION . Authorization. The execution, delivery and performance by each Borrower of the Financing Documents to which it is a party and the creation and issuance of the Notes are within such Borrower's corporate or partnership powers, as the case may be, and have been duly authorized by all necessary corporate or partnership action, as the case may be (including, in the case of HEP, all corporate action on the part of the HEP General Partner). All necessary action on the part of each Borrower (and on the part of the HEP General Partner in its capacity as general partner of HEP) requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance by such Borrower of the Financing Documents to which it is a party has been duly and effectively taken. No action or consent is required of the limited partners of HEP in connection with the due creation and issuance of the Notes by HEP and for the due execution, delivery and performance by HEP of the Financing Documents to which it is a party, including this Agreement.
         SECTION . Binding Obligations. This Agreement and other Financing Documents do, and the Notes, upon their creation, issuance, execution and delivery in accordance with this Agreement will, constitute valid and binding obligations of the Borrowers party thereto or which have created, issued, executed and delivered such Notes, as the case may be, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.
         SECTION . No Legal Bar or Resultant Lien. The Notes and the other Financing Documents to which each Borrower is a party, including this Agreement, and the compliance with and performance by such Borrower of the terms thereof do not and will not violate any provisions of certificate of incorporation or by-laws or partnership agreement of such Borrower, as the case may be, or any material contract, agreement, instrument or Governmental Requirement presently in effect to which such Borrower is subject, or result in the creation or imposition of any Lien upon Property of such Borrower, other than those permitted by the Financing Documents.
         SECTION . No Consent. Each Borrower's execution, delivery and performance of the Notes and the Financing Documents to which such Borrower is a party, including this Agreement, do not require the consent or approval of any Person which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof, except for approvals or consents required for the transfer of interests in oil and gas leases by certain governmental bodies under the terms of the oil and gas leases issued by such governmental bodies.

(NY) 27008/757/CA99/ca.99.conf.wpd

         SECTION . Financial Condition. The Financial Statements, which have been delivered to the Banks, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly (i) in the case of the Financial Statements of HEC, the consolidated financial condition, results of operations of HEC as at the date or dates and for the period or periods stated giving effect to the Reorganization as if the Reorganization has been consummated (x) on December 31, 1998, in the case of the consolidated balance sheet of HEC and (y) January 1, 1998, in the case of the consolidated statement of operations of HEC, (ii) in the case of the Financial Statements of HEP, the consolidated financial condition, results of operations and cash flows of HEP as at the date or dates and for the period or periods stated and (iii) in the case of the Financial Statements of HCRC, the consolidated financial condition, results of operations and cash flows of HCRC as at the date or dates and for the period or periods stated. No change, either individually or in the aggregate, has occurred since December 31, 1998 in the condition, financial or otherwise, of HEC which would have a Material Adverse Effect.
         SECTION . Investments and Guaranties. At the date of this Amended Agreement, neither HEC nor any of its Subsidiaries has made investments in, advances to or guaranties of the obligations of any Person, except as reflected in the Financial Statements or disclosed to the Banks in Schedule B hereto.
         SECTION . Liabilities; Litigation. Except for liabilities incurred in the normal course of business, neither HEC nor any of its Subsidiaries has at the date of this Amended Agreement any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements or disclosed to the Banks in Schedule B hereto. Except as disclosed in the Financial Statements or disclosed to the Banks in Schedule B hereto, at the date of this Amended Agreement there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrowers, threatened against or affecting HEC or any of its Subsidiaries which involves the reasonable possibility of any judgment or liability not fully covered by insurance, and which would have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business or Property of HEC and its Subsidiaries, except as disclosed to the Banks in the Financial Statements or disclosed in Schedule B hereto.
         SECTION . Taxes; Governmental Charges. HEC and its Subsidiaries have filed all Federal and, to the best of their knowledge, all material state and local tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon each of them or upon their respective Property or income which are due and payable, including interest and penalties, except for any taxes, assessments, fees and other

(NY) 27008/757/CA99/ca.99.conf.wpd
governmental charges with respect to which HEC and its Subsidiaries have set aside on their books any reserve required by generally accepted accounting principles.
         SECTION . Titles, etc. Except as disclosed on Schedule B hereto, HEC and its Subsidiaries, individually and collectively, have good title to their material (individually or in the aggregate) Property (including, without limitation, all Petroleum Property) and the Borrowers and the Property Base Subsidiaries have record title to and beneficial ownership of all Petroleum Property which the Borrowers have identified to the Banks for use in determining the Debt Limit, in each case free and clear of all Liens except (i) Liens referred to in the Financial Statements, (ii) Liens disclosed to the Banks in Schedule B hereto, (iii) Excepted Liens, or (iv) Liens otherwise permitted by this Agreement or the other Financing Documents. The Borrowers have delivered (or have caused the Property Base Subsidiaries to deliver) to the Collateral Agent copies of the most recent title opinions with respect to the Petroleum Property included in the Hydrocarbon Property Base having a fair market value in excess of $100,000; provided that the Collateral Agent shall not have any duty to review such title opinions or determine the ownership of any such Petroleum Property.
         SECTION . Defaults. Neither HEC nor any of its Subsidiaries is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect which would have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt, or under any material agreement or instrument to which HEC or such Subsidiary is a party or by which it is bound, except as disclosed to the Banks in Schedule B-2 hereto. No Default has occurred and is continuing.
         SECTION . Casualties; Taking of Property. Since the date of the Financial Statements, neither the business nor the Property of HEC and its Subsidiaries has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property of HEC and its Subsidiaries or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, the occurrence of which would have a Material Adverse Effect.
         SECTION . Use of Proceeds; Margin Stock. The proceeds of the Loans shall be used for working capital purposes and acquisitions. No proceeds of any Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U. None of the Borrowers is engaged principally, or as

(NY) 27008/757/CA99/ca.99.conf.wpd
one of such Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. None of the Borrowers nor any Person acting on behalf of the Borrowers has taken or will take any action which might cause any of the Financing Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.
         SECTION .  Compliance with the Law.  Neither HEC nor any of its
Subsidiaries:
                         is in violation of any Governmental Requirement; or

                    has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its Property or the conduct of its business;

which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.
         SECTION . Compliance with Erisa. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either case has resulted or could result in the imposition of a Lien under ERISA or the Code or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
         SECTION . No Material Misstatements. No information, exhibit or report furnished to the Banks by the Borrowers in connection with the negotiation of this Amended Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.
         SECTION . Investment Company Act. None of the Borrowers is an "investment company" or a company "controlled" by an "investment

(NY) 27008/757/CA99/ca.99.conf.wpd
company," within the meaning of the Investment Company Act of 1940, as amended.
         SECTION . Public Utility Holding Company Act. None of the Borrowers is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.
         SECTION . Corporate Documents and HEP Partnership Agreement. Each of HEC and HCRC has delivered to the Banks true and correct copies of its certificate of incorporation and by-laws, and each such certificate of incorporation and by-laws is in full force and effect as of the date hereof. HEP has delivered to the Banks a true and correct copy of the HEP Partnership Agreement and its certificate of limited partnership and such HEP Partnership Agreement and certificate of limited partnership have not been modified or terminated except for non-material changes to the names and addresses of the limited partners, if any; and such HEP Partnership Agreement and such certificate of limited partnership are in full force and effect as of the date hereof. Neither HEP nor HEP General Partner nor, to the best knowledge of the Borrowers, any other Person is in default under the HEP Partnership Agreement or the certificate of limited partnership of HEP, except as disclosed to the Banks in Schedule B hereto.
         SECTION . Location of the Borrowers. Each Borrower's principal place of business is Denver, Colorado and each Borrower's chief executive office is located at 4610 South Ulster Street, Suite 200, Denver, Colorado 80237.
         SECTION . Gas Imbalances. Except as set forth on Schedule B or specifically disclosed in the consolidated financial statements of HEC and its consolidated Subsidiaries or a Reserve Report, there are no gas imbalances, take or pay or other prepayments with respect to the Borrowers' or the Property Base Subsidiaries' oil and gas Property which would require the Borrowers or the Property Base Subsidiaries to deliver hydrocarbons produced from any of the Borrowers' or the Property Base Subsidiaries' oil and gas Property at some future time without then or thereafter receiving full payment therefor which would exceed $200,000 in the aggregate.
         SECTION . Foreign Corporation. Each of the Borrowers and each Subsidiary of HEC pledging Mortgaged Property is duly qualified as a foreign corporation or partnership, as the case may be, in all jurisdictions where any Mortgaged Property pledged by it is located.

(NY) 27008/757/CA99/ca.99.conf.wpd

         SECTION . Other Financing Documents. The representations and warranties contained in the other Financing Documents are true and correct as of the date of this Amended Agreement.
         SECTION . Environmental Matters. In the ordinary course of its business, HEC conduct an ongoing review of the effect of Environmental Laws on the business, operations and properties of HEC and its Subsidiaries in the course of which HEC identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, HEC has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws are unlikely to have a material adverse effect on the business (as it is being conducted on the date this representation is being made), financial condition, results of operations or prospects of HEC and its Subsidiaries, taken as a whole.
         SECTION .  Subsidiaries.      The Subsidiaries party to the Guaranty
Agreement constitute all of the Material Subsidiaries of HEC.
             Each Borrower (other than HEC) is a wholly-owned Subsidiary of HEC. Each Material Subsidiary of HEC (other than any Borrower) is a corporation or partnership duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
         SECTION .  Solvency, etc.  [Intentionally deleted]
         SECTION . Year 2000 Compliance. HEC has (i) initiated a review and assessment of all areas within the business and operations of HEC and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could suffer a Material Adverse Effect by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date- sensitive functions involving certain dates prior to and any date after December

(NY) 27008/757/CA99/ca.99.conf.wpd

31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented or is implementing such plan in accordance with such timetable. HEC reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of HEC or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.
         SECTION . Reorganization. Each of HEC, HEC Acquisition Partnership, L.P., HEC Acquisition Corp., HCRC, HCRC Acquisition Corp., HEP and HEPGP Ltd. (collectively, the "Reorganization Parties") has all requisite partnership or corporate power and authority, as the case may be, to execute, deliver and perform the Merger and Asset Contribution Agreement as amended, (the "Reorganization Agreement") entered into by them on December 15, 1998 and to consummate the Reorganization and the other transactions contemplated thereby.
          The execution, delivery and performance by each of the Reorganization Parties of the Reorganization Agreement and the other documents delivered by such Reorganization Party pursuant thereto or in connection therewith (with respect to each Reorganization Party, the "Reorganization Documents") have been duly authorized by all necessary corporate or partnership action, as the case may be.
              There is no action, suit or proceeding pending or threatened which questions the validity or legality of, or seeks damages in connection with the Reorganization Documents, the Reorganization or any actions contemplated thereby.

                         The execution, delivery and performance by each of the
Reorganization Parties of the Reorganization Documents to which it is a party and the consummation of the Reorganization do not and will not conflict with or violate the constituent documents of such Reorganization Party or any law, statute, or published rule or regulation, or any writ, order or decision of any court or governmental instrumentality binding on HEC or any of its Subsidiaries or any indenture, mortgage, contract, instrument or agreement to which HEC or any of its Subsidiaries is a party or by which it or its assets is bound.

                   Neither the execution, delivery or performance by each of the Reorganization Parties of the Reorganization Documents to which it is a party nor the consummation of the Reorganization require the consent or approval or other action of, or the making of any filing with, any governmental authority, other than

(NY) 27008/757/CA99/ca.99.conf.wpd
such consents and approvals that have been obtained, such other actions that have been taken and such other filings that have been made and that, in each case, are in full force and effect on the date hereof.

                       All conditions precedent set forth in Article VIII of the Reorganization Agreement have been satisfied.


ARTICLE
COVENANTS
         SECTION . Financial Statements and Reports. The Borrowers will promptly furnish to each of the Banks from time to time upon request such information regarding the business and affairs and financial condition of the Borrowers as any Bank may reasonably request, and will furnish to each Bank:
             Annual Financial Statements - as soon as available and in any event within one hundred (100) days after the close of each fiscal year of HEC, two
(2) copies of the audited consolidated balance sheet of HEC and its consolidated Subsidiaries as of the end of such fiscal year and two (2) copies of the audited consolidated statements of operations, of cash flows and changes in shareholders' equity of HEC and its consolidated Subsidiaries for such fiscal year, which fairly present the information included therein (showing any material change in the consistency of the application of accounting principles from the prior period) accompanied by an opinion without material qualification of independent certified public accountants of national repute;

             Quarterly Statements - as soon as available and in any event within sixty (60) days after the close of each of the first three fiscal quarters of each fiscal year of HEC, two (2) copies of the consolidated balance sheet of HEC and its consolidated Subsidiaries as at the close of such fiscal quarter, and two (2) copies of the consolidated statements of operations and of cash flows of HEC and its consolidated Subsidiaries for such fiscal quarter and for the portion of HEC's fiscal year ended at the end of such fiscal quarter, all in such detail as the Required Banks may reasonably request and certified by an Authorized Person of HEC as complete and correct and that the quarterly financial statements were prepared on the same accounting basis as the annual financial statements;

                 Audit Reports - promptly upon receipt thereof, one copy of each other report submitted to HEC by independent accountants in connection with any annual, interim or special audit made by them of the books of HEC, including, without limitation, any comment letter submitted by such accountants to management in connection with such audit;

(NY) 27008/757/CA99/ca.99.conf.wpd

                       Subordinated Notes Agreement - contemporaneously with the delivery of any information (including without limitation financial information), reports or notices to Prudential pursuant to Section 5A of the Subordinated Notes Agreement, a copy thereof to each Bank (unless previously delivered to such Bank under this Agreement);

                 SEC and Other Reports - promptly upon their becoming available, one copy of each financial statement and proxy statement sent or made available by HEC to its security holders, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by HEC with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made available generally by HEC and its Subsidiaries to the public concerning material developments in the business of HEC and its Subsidiaries; and

             Hedging Transactions - concurrently with the furnishing of each set of financial statements pursuant to Section 4.01(a) or 4.01(b) hereof, a report setting forth in reasonable detail the terms of each Hedging Transaction between HEC or any of its Subsidiaries and any Bank or affiliate of any Bank as of the last day of the fiscal quarter or fiscal year to which such financial statements relate, together with a calculation of the payment obligations of HEC or any of its Subsidiaries thereunder (calculated on a marked-to market basis) as of such day.

         SECTION . Annual Certificates of Compliance. Concurrently with the furnishing of the annual financial statements pursuant to Section hereof, HEC will furnish or cause to be furnished to each of the Banks certificates of compliance, as follows:
                 a certificate signed by an Authorized Person (i) in the form of Schedule A hereto; and (ii) containing or accompanied by such financial or other details, information, calculations and material as the Required Banks may reasonably request to evidence such compliance; and

              a certificate from the independent public accountants stating that their audit has not disclosed the existence of any condition which constitutes a Default, or if their audit has disclosed the existence of any such condition, specifying the nature, period of existence and status thereof.

         SECTION . Quarterly Certificates of Compliance.Concurrently with the furnishing of the quarterly financial statements pursuant to subsection 4.01(b) hereof, HEC will furnish or cause to be furnished to each of the Banks a

(NY) 27008/757/CA99/ca.99.conf.wpd
certificate signed by an Authorized Person in the same form as the certificate required by Section hereof.
         SECTION . Taxes and Other Liens. HEC will, and will cause each of its Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a material Lien upon any or all of its Property; provided, however, HEC shall not be required to pay, or to cause any of its Subsidiaries to pay, any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of HEC or such Subsidiary and if HEC shall have set up reserves therefor adequate under generally accepted accounting principles.
         SECTION . Maintenance; Abandonment. HEC will, and will cause each of its Subsidiaries to, (i) maintain its partnership, limited liability company or corporate, as applicable, existence, rights and franchises; (ii) qualify to do business as a partnership or a foreign corporation, as the case may be, in each jurisdiction where the failure to do so would have a Material Adverse Effect;
(iii) observe and comply (to the extent necessary so that any failure would not have a Material Adverse Effect) with all Governmental Requirements, and (iv) to the extent it is within HEC's or such Subsidiary's direct control, maintain its Property (and any Property leased by or consigned to it or held by it under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Property as are necessary so that the business carried on in connection therewith may be conducted at all times in accordance with industry standards. None of HEC or any of its Subsidiaries shall abandon or permit any Petroleum Property to become abandoned, unless such Petroleum Property is incapable of producing hydrocarbons such that the marginal revenue associated with the production of each additional unit of such hydrocarbon is greater than the marginal direct costs of such production, including royalties and taxes and excluding non-cash charges.
         SECTION . Further Assurances. HEC will, and will cause each other Obligor to, promptly cure, any defects in the execution and delivery of the Financing Documents. HEC at its expense will, and will cause each other Obligor to, promptly execute and deliver to each of the Banks upon request of the Required Banks all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Obligor in the Financing Documents, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in the Collateral Documents, or more fully to state the security obligations set out herein or in any of the Collateral Documents, or to perfect,

(NY) 27008/757/CA99/ca.99.conf.wpd
protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.
         SECTION . Performance of Obligations. HEC will, and will cause other Obligor to, do and perform every act and discharge all of the obligations provided to be performed and discharged by HEC or such other Obligor under the Financing Documents at the time or times and in the manner specified.
         SECTION . Reimbursement of Expenses. The Borrowers will, upon request, promptly reimburse each of the Banks for all reasonable amounts expended, advanced or incurred by any Bank to satisfy any obligation of the Borrowers under the Financing Documents, or to enforce the rights of any Bank under the Financing Documents, which amounts will include all court costs, reasonable attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by any Bank in connection with any such matters. The Borrowers agree to pay, indemnify and hold each of the Banks and their respective affiliates and the respective directors, officers, employees and agents of the foregoing ("Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively a "Claim") caused by any act or omission of the Borrowers or any Indemnitee relating to the Financing Documents, except for a Claim caused by the gross negligence or willful misconduct of the Indemnitee, but expressly including any Claim based on ordinary negligence.
         SECTION . Insurance. HEC and each of its Subsidiaries maintains, and HEC will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to the Property and business of HEC and its Subsidiaries against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon request of any Bank, HEC will furnish or cause to be furnished to such Bank from time to time a summary of such insurance in form and substance satisfactory to the Required Banks. In the case of any fire, accident or other casualty causing loss or damage to any Property of HEC or any of its Subsidiaries, the proceeds of such policies shall be used (i) to repair or replace the damaged Property, or (ii) to prepay the Indebtedness, which prepayment shall be made ratably among all of the Banks in proportion to their Commitments.
         SECTION . Right of Inspection. HEC will permit, and will cause each of its Subsidiaries to permit, any officer, employee or agent of any Bank to visit and inspect any of its Property, examine its books of record and accounts, take

(NY) 27008/757/CA99/ca.99.conf.wpd
copies and extracts therefrom, and discuss its affairs, finances and accounts with HEC's or such Subsidiary's officers, as the case may be, and with HEC's independent public accountants and auditors in the presence of HEC's or such Subsidiary's officers, all at such reasonable times and as often as such Bank may reasonably desire.
         SECTION . Notice of Certain Events. HEC shall promptly notify each of the Banks in writing if HEC or any of its Subsidiaries learns of the occurrence of (i) any event which constitutes a Default, together with a detailed statement by an Authorized Person of HEC of the steps being taken to cure the effect of such Default; or (ii) the receipt of any notice from or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Debt of any Obligor, including the Notes and the Subordinated Notes, or of any security (as defined in the Securities Act of 1933, as amended) of any Obligor with respect to a claimed default, together with a detailed statement by an Authorized Person of HEC specifying the notice given or other action taken by such holder and the nature of the claimed default and what action HEC and its Subsidiaries are taking or propose to take with respect thereto; or (iii) any legal, judicial or regulatory proceedings affecting HEC or any of its Subsidiaries or any of their respective Property in which the amount involved exceeds $500,000 (individually or in the aggregate) or which, if adversely determined, would have a Material Adverse Effect; or (iv) any dispute between HEC or any of its Subsidiaries and any governmental or regulatory body or any other Person which, if adversely determined, would have a Material Adverse Effect; or (v) any dispute between HEC and any of its stockholders; or (vi) any material default or noncompliance of any party to the HEP Partnership Agreement with any of the terms and conditions thereof, or any notice of termination or other material proceedings or actions which might materially adversely affect the HEP Partnership Agreement; (vii) any amendment of the HEP Partnership Agreement or the Certificate of Incorporation or Bylaws of HCRC or HEC, together with a copy of such amendment except, in the case of the HEP Partnership Agreement, for amendments which only change the names and addresses of the limited partners of HEP; or (viii) any event or condition having a Material Adverse Effect.
         SECTION . ERISA Information and Compliance. HEC will promptly furnish to each of the Banks, if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated; (iii) receives notice from the PBGC under Title IV of ERISA

(NY) 27008/757/CA99/ca.99.conf.wpd
of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which in either case has resulted or could result in the imposition of a Lien under ERISA or the Code or the posting of a bond or other security under ERISA or the Code, a certificate or notice as described in the last sentence of this Section . Promptly after the occurrence of any event set forth in clauses (i) - (vii) above, HEC will furnish to each of the Banks a certificate or written notice signed by an Authorized Person of HEC setting forth details as to each such occurrence and action, if any, which HEC or the applicable member of the Controlled Group is required or proposes to take.
         SECTION . Collateral  Security.  The Borrowers  will at all times cause
(i) Petroleum Property representing in value, as determined by reference to the most recent Reserve Report, not less than 60% of the Hydrocarbon Property Base and (ii) all outstanding capital stock, limited liability company interests or partnership interests directly or indirectly owned by HEC of each wholly-owned and (to the extent not restricted by customary provisions in joint venture agreements or similar agreements) non-wholly owned Material Subsidiary of HEC (including without limitation any Person (including without limitation any Subsidiary) which becomes a Material Subsidiary after the date hereof), to be subject to valid first-priority Liens in favor of the Collateral Agent for the benefit of the Banks pursuant to the Collateral Documents. In the event that the daily average aggregate unpaid principal amount of Debt of the Borrowers exceeds 50% of the Debt Limit for a period of ninety (90) days, the Required Banks may deliver to the Borrowers a written demand for additional collateral security pursuant to this Section. Upon receipt of such demand, the Borrowers will, or will cause its Subsidiaries to, grant to the Collateral Agent for the benefit of the Banks, within sixty (60) days of receipt of such demand, as security for the Indebtedness, a first-priority Lien on additional Petroleum Property such that Petroleum Property representing in value, as determined by reference to the most recent Reserve Report, not less than 80% of the Hydrocarbon Property Base shall thereafter be subject to such first-priority Liens. The Liens will be created and perfected by and in accordance with the provisions of security agreements and financing statements, deeds of trust or other Collateral Documents, all in form and substance satisfactory to the Required Banks in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. The Borrowers will furnish or cause to be furnished to each of the Banks in connection therewith opinions satisfactory in form and substance to the Required Banks from counsel satisfactory to the Required Banks as to such

(NY) 27008/757/CA99/ca.99.conf.wpd

Collateral Documents and the validity and perfection of the Liens created thereby. The Borrowers shall also furnish to each of the Banks a certificate, within 30 days of any Reserve Report prepared pursuant to Section , signed by an Authorized Person of each of the Borrowers, confirming compliance with the above collateral security requirement and stating the percent of Petroleum Property subject to valid first-priority Liens in favor of the Collateral Agent for the benefit of the Banks pursuant to the Collateral Documents.
          The Borrowers shall deliver to the Collateral Agent executed counterparts of each Collateral Document set forth in Schedule C within two Domestic Business Days of receipt by the Borrowers of such Collateral Document in final form.
         SECTION . Performance of Partnership Agreement. HEP will perform and observe in all material respects the provisions of its Partnership Agreement on its part to be performed or observed prior to the termination thereof, unless and to the extent only that the same shall be contested in good faith by appropriate action by or on behalf of HEP.
         SECTION . Notice to Purchasers of Oil and Gas. Each Borrower will, and will cause each Property Base Subsidiary to, upon request of the Required Banks, join with the Banks in notifying the purchaser or purchasers of oil and gas of the existence of the Collateral Documents, such notification to be in writing and accompanied (if necessary) by certified copies of the Collateral Documents.
         SECTION .   Engineering Reports.
            By April 1 and August 1 of each year, the Borrowers shall furnish to each of the Banks a report in form and substance reasonably satisfactory to the Required Banks which may be prepared by or under the supervision of a petroleum engineer who may be an employee of any Borrower or an Affiliate, which shall evaluate each Petroleum Property as of the preceding December 31 or June 30, respectively, and which shall, together with any other information reasonably requested by any Bank, set forth the information necessary to determine the Hydrocarbon Property Base as of such date; provided that, if the Required Banks so request by no later than November 1 of any year, such report as of December 31 of such year shall be prepared by Approved Petroleum Engineers and shall evaluate a portion of Petroleum Property having a value at least equal to 80% of the aggregate value of all Petroleum Property.

                 If the Required Banks have not requested a Reserve Report to be prepared by Approved Petroleum Engineers as of December 31 of any year pursuant to the proviso in subsection (a), the Borrowers shall furnish to each of the Banks, together with the Reserve Report furnished pursuant to subsection (a)

(NY) 27008/757/CA99/ca.99.conf.wpd
as of December 31 of such year, an audit report by April 1 of such year thereon in form and substance reasonably satisfactory to the Required Banks by Approved Petroleum Engineers. Such audit report shall state that such independent petroleum engineers have reviewed at least 70% in value of the Petroleum Property each year in detail to confirm the Borrowers' reserve figures and have conducted a general review of the remaining properties. The reviews contained in each audit report shall separately cover Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves.

               At any time and upon request by the Required Banks, the Borrowers shall furnish to each of the Banks, within 30 days of such written request, a report which shall evaluate each Petroleum Property as of the date of the most recent Reserve Report or as of such other date as the Required Banks specify, in form and substance reasonably satisfactory to the Required Banks (a "Special Engineering Report"), together with any other information reasonably requested by any Bank. The Special Engineering Report shall use production and cost profiles from the most recent Reserve Report, unless otherwise requested by the Required Banks, with such other information as supplied by the Required Banks. No more than two (2) Special Engineering Reports may be requested by the Required Banks during the term of the Financing Documents.

                  The reports contemplated by this Section shall be prepared on the basis of price and other economic assumptions specified by the Required Banks to the Borrowers in accordance with their customary oil and gas lending practices not less than thirty (30) days prior to the date the related report is due.

         SECTION .  Debt.     HEC will not, and will not permit any of its
Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:
                         the Indebtedness;

                         Debt existing on the Effective Date and listed on
Schedule B, but not any renewals, extensions or increases thereof;

                         Debt of any Obligor owed to any other Obligor;

                         Debt in an aggregate principal amount at any time
outstanding not to exceed $1,000,000 secured by a Lien permitted under clause (d) or (e) of Section ;

                         Reimbursement Obligations constituting Debt;

                         the Subordinated Notes and the Subordinated Guaranty;

(NY) 27008/757/CA99/ca.99.conf.wpd
                and additional Debt in an aggregate principal amount at any time outstanding not to exceed $100,000;

provided that, the aggregate outstanding principal or face amount of Debt of HEC and its Subsidiaries (other than Debt permitted by clauses (iii) and (vi)) shall at no time exceed the Debt Limit (as defined below) in effect at such time.
                   "Debt Limit" means an amount which shall be determined by the Required Banks as set forth on subsection (c) in accordance with their customary oil and gas lending practices, provided that in making such determination, the Required Banks shall consider only the Petroleum Property which is included in the Hydrocarbon Property Base.

                  The Debt Limit will be determined and adjusted periodically as follows:

                   Prior to a determination pursuant to subparagraph (iii) below on the basis of the initial Reserve Report delivered subsequent to the Effective Date, and subject to adjustment in accordance with subparagraphs (ii) and (iv) below, the Debt Limit shall be $84,500,000.

                         Upon any sale by the Borrowers or the Property Base
Subsidiaries of Petroleum Property under circumstances when subparagraph (iv) is not applicable, or, if subparagraph (iv) is applicable, until the Debt Limit is redetermined pursuant to subparagraph (iv), the Debt Limit shall be reduced, effective on the date of consummation of such sale, by an amount equal to 50% of the net proceeds to the Borrowers and the Property Base Subsidiaries of such sale.

                      Within 60 days of delivery of each Reserve Report pursuant to Section , and within 60 days after the Borrowers have notified the Agent that the Borrowers or the Property Base Subsidiaries have sold Petroleum Property having an aggregate fair market value of greater than $5,000,000 since the date of the most recent Reserve Report, the Agent shall determine a proposed Debt Limit on the basis of such Reserve Report or such information, and promptly notify the Borrowers and the Banks of such proposed Debt Limit. Such proposed Debt Limit shall become the Debt Limit within 30 days of such notice, and binding on all parties, unless Banks having more than 30% of the aggregate amount of the Commitments reject such proposed Debt Limit by notice to the Agent. In the event of such a rejection, the Banks shall consult with one another with a view to agreement on the Debt Limit to be determined, and the Debt Limit shall be determined by Banks having at least 70% of the aggregate amount of the Commitments. Any Debt Limit so determined by the Banks

(NY) 27008/757/CA99/ca.99.conf.wpd
shall be promptly communicated in writing to the Borrowers, and upon such notification shall be binding on all parties. In no event shall the Debt Limit increase pursuant to this subparagraph (iii), unless all the Banks agree.

                        The Borrowers may request that the Banks redetermine the Debt Limit, provided that no more than one such request may be made by the Borrowers in any one-year period. In the event of such a request by the Borrowers, the Banks will consult with one another to determine the Debt Limit in accordance with their customary oil and gas lending practices. Any Debt Limit so determined by the Banks shall be promptly communicated in writing to the Borrowers, and upon such notification shall be binding on all parties.

                         The Borrowers shall notify each Bank at the earliest
practicable time in advance of any transactions which entail a reasonable likelihood of an adjustment to the Debt Limit pursuant to subparagraph (ii),
(iii) or (iv) above, and shall furnish each Bank with such information with respect thereto as any Bank may reasonably request.

         SECTION . Liens. HEC will not, and will not permit any of its Subsidiaries to,incur, assume or suffer to exist any Lien on any of its Property (now owned or hereafter acquired), except:
                         Liens created by the Collateral Documents;

                         Excepted Liens;

                         Liens existing on Property and disclosed to the Banks
in Schedule B hereto, but not any renewals and extensions thereof;

                         subject to Section 4.17(a)(iv), a Lien existing on any
asset prior to the acquisition thereof, but not created in contemplation of such acquisition; and

              subject to Section 4.17(a)(iv), a Lien on any asset securing Debt incurred or assumed for the purpose of financing of any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof.

         SECTION . Investments, Loans and Advances. HEC will not make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loans or advances to, or acquire (other than pursuant to Section 4.21) or hold any capital stock, partnership interest or other security of or in, any Person, except that the foregoing restriction shall not apply to:

(NY) 27008/757/CA99/ca.99.conf.wpd
            investments, loans or advances the material details of which have been set forth in the Financial Statements or are disclosed to the Banks in Schedule B hereto;
            investments in direct obligations of the United States of America or any agency thereof;

        investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States of America having capital and surplus (net of loan loss reserves) in excess of $250,000,000;

              investments in Euro-Dollar obligations of maturities less than one year, issued by (and supported by the full faith and credit, and representing direct obligations of) commercial banks in the United States of America having capital and surplus (net of loan loss reserves) in excess of $250,000,000;

            investments in commercial paper of maturities of ninety days or less if at the time of purchase such paper is rated in either of the two highest rating categories of S&P, Moody's, or any other rating agency selected by the Borrowers and satisfactory to the Required Banks, or investments in commercial paper of any Bank or of a holding company controlling any Bank;

                 notes received from purchasers of Property sold in the ordinary course of business and not considered to represent a material portion of the Borrowers' or Subsidiaries' Property; provided that in no event shall the principal amount of such notes at any time outstanding exceed $2,000,000 in the aggregate;

                investments (other than investments pursuant to subparagraph (a) above or subparagraph (h) or (j) below) in common stock of publicly traded companies or in partnership interests and which companies or partnerships are primarily engaged in the oil and gas business; provided that the historical costs of such investments at any one time held shall not exceed $2,000,000 in the aggregate, unless the Required Banks otherwise agree in writing in advance;

             investments (other than investments pursuant to subparagraph (a) or
(g) above or subparagraph (j) below) in common stock, interests in a limited liability company, joint venture interests, co-ownership interests or partnership interests which provide the Borrowers the right to receive the income from, control the operations of and direct the disposition of the oil and gas assets of such company or partnership; provided that the historical costs of such investments at any one time held shall not exceed $2,000,000 in the aggregate, unless the Required Banks otherwise agree in writing in advance;

                  direct ownership in oil and gas properties and related assets;

(NY) 27008/757/CA99/ca.99.conf.wpd
              investments by any Obligor in any other Person that was an Obligor immediately prior to the making of such investment, and loans and advances by any Obligor to any other Obligor;

             investments (other than investments permitted by clause (j)) by any Obligor in any Subsidiary; provided that immediately after giving effect to such investment, (i) no Default exists and (ii) the aggregate amount of all investments in Subsidiaries made in reliance on this clause (k) does not exceed $500,000 in fair market value.

                 other investments, loans or advances approved of, in writing in advance, by the Required Banks.

         SECTION .  Subsidiaries. [Intentionally Deleted].
         SECTION . Distributions, Etc. HEC will not make, pay or declare any dividend or distribution on any class of its stock or any distribution of profits or purchase, redeem or otherwise acquire for value any shares of any class of its stock now or hereafter outstanding ("Distributions") (a) if an Event of Default has occurred and is continuing and the Required Banks have notified HEC in writing not to make such Distributions; (b) if the aggregate Debt of HEC and its Subsidiaries exceeds, or would immediately after such Distribution exceed, 100% of the Debt Limit; or (c) on any date (a "Measuring Date") in any fiscal quarter of HEP if at such Measuring Date, after giving effect to any such proposed Distribution to be made on such Measuring Date, the aggregate amount of Distributions made in the period of twelve consecutive calendar months ended on such Measuring Date would exceed the Distribution Percentage of an amount equal to, subject to the last sentence of this Section 4.21, the sum of cash provided by operations before working capital changes plus distributions received from Affiliates, as reported in the consolidated statements of cash flows of HEC for the period of four consecutive fiscal quarters most recently ended on or prior to such Measuring Date and with respect to which the Borrowers have delivered to the Banks the financial statements required to delivered by them pursuant to Section 4.01; provided, however, that the provisions of subparagraphs (b) and (c) of this Section 4.21 shall not prevent the payment of any Distribution within 60 days of the declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof. In addition, for purposes of this Section 4.21:
         "Distribution Percentage" means, at any date, (i) 65%, if on such date Monthly Exposure is less than 50% of the Debt Limit on such date and (ii) otherwise, 50%.

(NY) 27008/757/CA99/ca.99.conf.wpd

         "Monthly Exposure" means, on any date, the daily average outstanding principal amount of Debt of HEC and its Subsidiaries (including without limitation the loans under the Credit Agreement) during the 30-day period ending on the date immediately preceding such date.
         The amount described in clause (c) above for any period of four consecutive fiscal quarters ended after the Effective Date and prior to June 30, 2000 shall be equal to the sum of cash provided by operations before working capital changes plus distributions received from Affiliates, as reported in the consolidated statements of cash flows of HEC for the period from and including the date of consummation of the Reorganization to and including the last day of such period, annualized on a simple arithmetic basis.
         SECTION . Mergers, Etc. HEC will not, and will not permit any of its Subsidiaries to, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired), other than inventory in the ordinary course of business, to, any Person; provided that (i) any Borrower may merge with another Person if (1) such Person was an Obligor immediately prior to giving effect to such merger and (2) immediately after giving effect to such merger, no Default shall have occurred and be continuing and (ii) any Subsidiary of HEC (other than a Borrower) may merge with another Person if after giving effect to such merger, (1) no Default exists and (2) the surviving entity is or becomes an Obligor and satisfies the requirements set forth in clauses (i) and (ii) of Section 4.38 hereof on or prior to the consummation of such merger.
         SECTION . Nature of Business. HEC will, and will cause each of its Subsidiaries to, continue to engage in business of the same general character as now conducted, as disclosed to the Banks in Schedule B hereto.
         SECTION . ERISA Compliance. HEC will not, and will not permit any of its Subsidiaries to:
                Engage in, or permit any other member of the Controlled Group to engage in, any transaction in connection with which any member of the Controlled Group could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by section 4975 of the Code;

                Terminate, or permit any other member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of a Borrower or any other member of the Controlled Group to the PBGC;


(NY) 27008/757/CA99/ca.99.conf.wpd

             Fail to make, or permit any other member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any member of the Controlled Group is required to pay as contributions thereto;

              Permit to exist, or allow any other member of the Controlled Group to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

              Fail to pay or cause to be paid, or permit any other member of the Controlled Group to fail to pay or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA;

                  Acquire, or permit any other member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained or contributed to, (1) any Multiemployer Plan, or (2) any Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

           Contribute to or assume an obligation to contribute to, or permit any other member of the Controlled Group to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in Section 3(1) of ERISA including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

             Permit, or allow any other member of the Controlled Group to permit the aggregate potential withdrawal liability with respect to all Multiemployer Plans to exceed $1,000,000 in the event that all the members of the Controlled Group, as the case may be, were to completely withdraw from such Multiemployer Plans.

         SECTION . Sale or Discount of Receivables. HEC will not, and will permit any of its Subsidiaries to, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable, except, in any particular case, for a discount or sale which HEC or such Subsidiary determines in good faith will maximize the amount realized by HEC or such Subsidiary on such note receivable or account receivable.

(NY) 27008/757/CA99/ca.99.conf.wpd

         SECTION . Transactions with Affiliates. HEC will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) HEC or any such Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if HEC or such Subsidiary participates or effects any such transaction in the ordinary course of its business and on a basis no less advantageous than the basis on which HEC or such Subsidiary would participate in a similar transaction with a Person not an Affiliate and (b) HEC from making, paying or declaring any Distribution otherwise permitted under this Agreement.
         SECTION . Sale of Assets. HEC will not, and will not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any of its Property; provided, that (a) HEC and any Subsidiary may sell oil, gas and other hydrocarbons after severance in the ordinary course of business; and (b) HEC and any Subsidiary may sell Property not constituting, individually or in the aggregate, all or substantially all of its Property for consideration not less than the fair market value of such Property so long as the aggregate net proceeds of all such sales by HEC and its Subsidiaries do not exceed $5,000,000 during any period of six consecutive calendar months. The provisions of this Section apply to all sales of Petroleum Property and are not affected by any reduction in the Debt Limit pursuant to Section . HEC shall promptly notify the Agent of any sale of Property pursuant to clause (b) above.
         SECTION . Annual Coverage Ratio. The annual projected CFADS from Petroleum Property, determined on the basis of each Reserve Report delivered pursuant to Section , will not be less than 120% of scheduled interest and principal payments on all Debt of HEC and its Subsidiaries during each of (i) the calendar year during which the related Reserve Report is delivered and (ii) the two succeeding calendar years. HEC shall provide a certificate, signed by an Authorized Person of HEC, 45 days after each Reserve Report is delivered, certifying the coverage ratio and the method used to calculate such ratio. If HEC or any of its Subsidiaries discover that they will fail to meet the annual coverage ratio as described above, HEC shall, or shall cause its Subsidiaries to, within 45 days of learning of such fact, reduce their Debt maturities in the affected years or add Petroleum Property acceptable to the Banks so that the above ratio will be met.

(NY) 27008/757/CA99/ca.99.conf.wpd

         SECTION . Additional Information. HEC will furnish to each of the Banks, with reasonable promptness, such other information and data with respect to HEC and its Subsidiaries as from time to time may be reasonably requested by any Bank.
         SECTION .  Information Meetings. [Intentionally deleted]
         SECTION .  Compliance with Laws, etc.  HEC will, and will cause each of its Subsidiaries to, exercise all due diligence in order to assure that it complies with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would result in a Material Adverse Effect.
         SECTION . Covenant to Secure Indebtedness Equally. If HEC or any Subsidiary shall create or assume any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section , HEC shall make, or shall cause such Subsidiary to make, effective provision whereby the Indebtedness will be concurrently secured by such Lien equally and ratably with any and all other Debt thereby secured as long as any such other Debt shall be so secured; provided that compliance with this Section shall not prevent an Event of Default from occurring as a result of noncompliance by HEC with Section hereof. The remedy provided in this Section shall not be exclusive and shall have no effect on the availability or exercise of any other remedy that may be available to any Bank under the Financing Documents.
         SECTION . Inconsistent Provisions. In the event of any inconsistency between the representations, warranties, covenants and undertakings of the Borrowers in the Collateral Documents, on the one hand, and those in this Agreement on the other hand, the relevant provisions of this Agreement shall control.
         SECTION . Interest Coverage Ratio. At the end of each fiscal quarter of HEC, the Historical CFADS from Petroleum Properties for the period of four consecutive quarters then ending (subject to the last sentence of this Section 4.34), determined on the basis of the financial statements and reports furnished pursuant to Section , will not be less than 200% of the interest expense of HEC and its consolidated Subsidiaries for such period. HEC shall provide a certificate, signed by an Authorized Person of HEC, within 60 days after the end of each such quarter, certifying the ratio of Historical CFADS from Petroleum Properties to HEC's and its consolidated Subsidiaries' interest expense for such period as set forth above and the method used to calculate such ratio. For purposes of this Section 4.34, "Historical CFADS" means, for any period, gross cash operating revenues properly allocable to Petroleum Property for such period less the following cash items: royalties, operating costs, severance, windfall profits and

(NY) 27008/757/CA99/ca.99.conf.wpd
other wellhead taxes, general and administrative expenses and current income and other taxes properly allocable to such period and cash capital expenditures made during such period and properly allocable to a Petroleum Property owned as of the date of the most recent Reserve Report. "Historical CFADS" for any period of four consecutive quarters ending prior to June 30, 2000 shall be equal to "Historical CFADS" for the period from and including the date of consummation of the Reorganization to and including the last day of such period, annualized on a simple arithmetic basis.
         SECTION . Hedging Transactions. HEC will not, and will not permit any of its Subsidiaries to, at any time become a party to a Hedging Transaction for any purpose except for bona fide hedging purposes. Without limiting the generality of the foregoing, at any time during any calendar year, no Borrower will enter into any Hedging Transaction with respect to natural gas or crude oil if, immediately after giving effect to such Transaction, the aggregate reference quantity of hydrocarbons with respect to all Hedging Transactions with respect to natural gas or crude oil which such Borrower shall have entered into during such year exceeds 65% of the aggregate natural gas and crude oil production of such Borrower for such year (calculated on the basis of actual natural gas and crude oil production for such year to date and a good faith estimate of the aggregate amount of such production for the remainder of such year).
         SECTION . Incorporation By Reference of Certain Covenants. The provisions of Paragraph 6A of the Subordinated Notes Agreement and related definitions are hereby incorporated by reference with the same effect as if such provisions were fully set forth herein; provided that, for purposes of this Agreement (i) the ratio set forth in Paragraph 6A(1) of the Subordinated Notes Agreement shall be 3.75, (ii) the Dollar amount set forth in clause (i) of Paragraph 6A(2) of the Subordinated Notes Agreement shall be $55,000,000 and
(iii) any amendments or waivers of any such provisions or related definitions shall be effective hereunder solely if consented to in writing by the Required Banks.
         SECTION . Restrictions with Respect to Subordinated Debt. (a) HEC will not, and shall not permit any of its Subsidiaries (including without limitation
HCRC) to, make any payments with respect to the Subordinated Notes (including without limitation any payments under the Subordinated Guaranty), other than (i) scheduled payments of interest, (ii) scheduled repayments of principal, each in the amount of $5,000,000 on or about December 23 in each of the years 2003 through 2006, inclusive, and (iii) scheduled payments of principal in the amount of $5,000,000 on or about December 23, 2007, in each case subject to the subordination provisions set forth in the Subordinated Note Agreement.
         (b) HEC will not, and will not permit any of its Subsidiaries to, enter into any amendment or waiver of any term of the Subordinated Notes Agreement, the

(NY) 27008/757/CA99/ca.99.conf.wpd

Subordinated Guaranty or any Subordinated Notes without the prior written consent of the Required Banks.
         SECTION . Additional Guarantors. HEC shall cause (x) any Person (including without limitation any Subsidiary) which becomes a Material Subsidiary after the date hereof and (y) any Person other than a Material Subsidiary that has entered into, or is proposing to enter into, a guarantee of the Subordinated Notes (including without limitation the Subordinated Guaranty) to (i) become bound by the Guaranty Agreement and (ii) deliver such certificates, evidences of corporate or other organizational actions, opinions of counsel and other documents relating thereto as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent, on or prior to the tenth day after the date on which the relevant event described in clause (x) or (y) occurs (or, if earlier, the date on which the relevant Person enters into a guarantee of the Subordinated Notes (including without limitation the Subordinated Guaranty)).
ARTICLE
DEFAULTS
         SECTION . Events of Defaults. Events of Default. If one or more of the following events ("Event of Default") not specifically waived in writing by the Required Banks shall have occurred:
                    the Borrowers shall fail to pay when due any principal of or premium on any Loan or shall fail to pay within five (5) days of the due date thereof any interest, fees or other amount payable under the Financing Documents;

                      any Borrower shall fail to observe or perform any covenant contained in Sections , 4.17(a), to , inclusive, or , 4.36 or 4.38;

            any Obligor shall fail to observe or perform any of its covenants or agreements contained in any of the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after it shall have become aware of such failure;

            any representation, warranty, certification or statement made by any Obligor in any of the Financing Documents or in any certificate, financial statement or other document delivered pursuant to any of the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

                HEC or any of its Subsidiaries shall fail to make any payment or payments in an aggregate amount exceeding $100,000 in respect of any Debt

(NY) 27008/757/CA99/ca.99.conf.wpd

(other than Loans) or Derivative Obligations when due or within any applicable grace period;

         any event or condition shall occur which results in the acceleration of the maturity of any Debt in an aggregate principal amount exceeding $100,000 (other than Loans) of HEC or any of its Subsidiaries or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            HEC or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
              an involuntary case or other proceeding shall be commenced against HEC or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against HEC or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

               the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

              a judgment or order for the payment of money in excess of $400,000 shall be rendered against HEC or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

            any of the Collateral Documents after delivery thereof shall for any reason cease to be in full force and effect and valid, binding and enforceable
(except as enforceability may be subject to any applicable bankruptcy, insolvency or similar laws or equitable principles generally affecting the enforcement of

(NY) 27008/757/CA99/ca.99.conf.wpd
creditors' rights) in accordance with its terms, or cease to create a valid and perfected first-priority Lien on any of the Collateral purported to be covered thereby, or any Borrower (or any other Person who may have granted or purported to grant such Lien) shall so state in writing;

           at any time (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than The Hallwood Group Incorporated, or any of its successors ("Hallwood Group"), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of HEC or (ii) Hallwood Group shall have acquired beneficial ownership (within the meaning of said Rule 13d-3) of 30% or more of the outstanding shares of common stock of HEC; or at any time a majority of the board of directors of HEC is composed of individuals who were not elected or appointed as directors by members of such board;

                  any Borrower (other than HEC) shall cease to be a wholly-owned Subsidiary of HEC; or

           the Guaranty Agreement shall for any reason cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be subject to any applicable bankruptcy, insolvency or similar laws or equitable principles generally affecting the enforcement of creditors' rights) in accordance with its terms, or any Obligor shall so state in writing;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers.
         SECTION . Notice of Default. The Agent shall give notice to the Borrowers of a Default under Section 5.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


(NY) 27008/757/CA99/ca.99.conf.wpd

ARTICLE
CONDITIONS
         SECTION . Effectiveness. This Amended Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section ):
                Amended Agreement -- the Agent shall have received counterparts of this Amended Agreement signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                Guaranty Agreement -- the Agent shall have received counterparts of the Guaranty Agreement signed by each of the parties thereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

             Note -- the Agent shall have received for the account of each Bank an executed Note,duly and validly issued, dated on or before the Effective Date;

                Certificates -- the Agent shall have received a signed copy of a certificate of the Secretary or an Assistant Secretary or other appropriate officer of each Obligor and of the general partner of each Obligor than is a partnership (including without limitation the HEP General Partner) (each, a "Transaction Party"), certifying (i) the names and true signatures of the Authorized Persons authorized to sign any Financing Document which such Transaction Party is a party and the other documents or certificates to be delivered by such Transaction Party pursuant thereto, (ii) the resolutions of the Board of Directors of such Transaction Party, authorizing the transactions contemplated hereby, together with all documents evidencing other necessary corporate or partnership action with respect to any thereof, and (iii) a true copy of the certificate of incorporation and by-laws or partnership agreement of such Transaction Party, as the case may be;

              Opinion of Borrowers' Counsel -- the Agent shall have received (i) from Cathleen Osborn, General Counsel of HEC and King & Spalding, special New York counsel for the Obligors, an opinion substantially to the effect of Exhibit B hereto, respectively, and each covering such additional matters as the Required Banks may reasonably request and (ii) from counsel to the Borrowers in each jurisdiction in which any Collateral pledged under any of the Collateral Documents set forth in Schedule C is located, an opinion in form and substance reasonably satisfactory to the Collateral Agent;


(NY) 27008/757/CA99/ca.99.conf.wpd

                Opinion of Agent's Counsel -- the Agent shall have received from
Davis  Polk  &  Wardwell,   special   counsel  for  the  Agent,  an  opinion  in
substantially the form of Exhibit C hereto;

               Participation Fees -- receipt by the Agent for the account of the Banks of the full amount of the participation fee described in Section 2.23;

                    Subordinated Note Agreement -- the Agent shall have received executed counterparts of the Subordinated Note Agreement and the Subordinated Guaranty, each as in effect on the Effective Date, and all other documents delivered pursuant thereto or in connection therewith, all in form and substance satisfactory to the Banks;

                        Reorganization -- the Banks shall have received evidence satisfactory to them in their good faith discretion that the Reorganization shall have been consummated substantially on the terms described in the Proxy Statement; and

               Other -- the Agent shall have received such other documents as it may reasonably have requested;

provided that this Amended Agreement shall not become effective or be binding on any party hereto nor shall any representation or warranty contained in Article hereof be deemed to be made unless and until all of the foregoing conditions are satisfied not later than June 8, 1999. The Agent shall promptly notify the
Borrowers and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.
         On the Effective Date each Original Agreement will each be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date the rights and obligations of the parties hereto shall be governed by this Amended Agreement; provided that rights and obligations of the parties hereto (and of any HEP Borrower or any HCRC Borrower that is not a party to this Amended Agreement) with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the relevant Original Agreement.
         SECTION . Transitional Provisions. On the Effective Date but subject to satisfaction of the conditions set forth in Section hereof, (i) the Euro- Dollar Loans and Domestic Loans, as such terms are defined under each Original Agreement, of the HEP Borrowers or the HCRC Borrowers, as applicable, outstanding to each Bank thereunder shall be deemed to be Euro-Dollar Loans or Domestic Loans, as the case may be, made by such Bank to the Borrowers under this Amended Agreement, it being the intention of the parties hereto that (i) all

(NY) 27008/757/CA99/ca.99.conf.wpd
indebtedness evidenced by the Original Notes shall, on and after the Effective Date, be solely evidenced by the Notes, (ii) the loans outstanding under each Original Agreement on the Effective Date shall continue to be outstanding on such date as Domestic Loans or Euro-Dollar Loans under this Amended Agreement, as appropriate, having Interest Periods identical to the corresponding interest periods under the relevant Original Agreement and bearing interest (x) in the case of Domestic Loans that are Base Rate Loans, for each day from and including the Effective Date, at the interest rate applicable to Base Rate Loans pursuant to Section 2.04 of this Amended Agreement, (y) in the case of Domestic Loans that are CD Loans, at the "Adjusted CD Rate" applicable to such Loans under the Original Credit Agreement pursuant to which such Loans were originally made plus, for each day from and including the Effective Date to but excluding the last day of the Interest Period applicable to such Loans, the CD Margin under this Amended Agreement and (z) in the case of Euro-Dollar Loans, at the "Adjusted Euro-Dollar Rate" applicable to such Loans under the Original Credit Agreement pursuant to which such Loans were originally made plus, for each day from and including the Effective Date to but excluding the last day of the Interest Period applicable to such Loans, the Euro-Dollar Margin under this Amended Agreement and (iii) the Liens created by the Collateral Documents on the properties and assets described therein shall be carried forward and continue in full force and effect for the purpose of securing the Notes. Upon receipt of its Note, each Bank will mark its Original Notes "Replaced" and in due course return its Original Notes to HEC.
         SECTION . All Loans. The obligation of each Bank to make its Loan on the occasion of each Borrowing pursuant to this Agreement is subject to the following conditions precedent:
               Advance Notice -- the Agent shall have received Advance Notice in accordance with Section which shall be true and correct and shall be duly and properly executed and completed by the Borrowers;

                No Default -- immediately before and after such Loan, no Default shall have occurred and be continuing;

                       Representations and Warranties -- the representations and warranties of the Obligors contained in the Financing Documents shall be true and correct in all material respects on and as of the date of such Loan (other than, solely with respect to any Borrowing to be made after the Effective Date, the representations and warranties contained in Sections and );

                No Material Adverse Change -- there shall have occurred no event or condition having, in the sole opinion of the Required Banks, a Material Adverse Effect; and

(NY) 27008/757/CA99/ca.99.conf.wpd
                  the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the AvailabilityLimit.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the facts specified in subsections (b) and (c) of this Section.
ARTICLE
THE AGENT AND THE COLLATERAL AGENT
         SECTION . Appointment and Authorization. Each Bank irrevocably appoints and authorizes each of the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent or the Collateral Agent, respectively, by the terms thereof, together with all such powers as are reasonably incidental thereto. The Collateral Agent is authorized to hold, on behalf of the Banks, all Liens created by any of the Collateral Documents and to exercise, if directed by the Required Banks, any and all rights and remedies available under the Collateral Documents.
         SECTION . Agent and Collateral Agent and Affiliates. Each of Morgan Guaranty Trust Company of New York and First Union National Bank shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent or the Collateral Agent, as the case may be. Each of Morgan Guaranty Trust Company of New York and First Union National Bank and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Obligor or any affiliate of any Obligor as if it were not the Agent or the Collateral Agent, as the case may be, under the Financing Documents.
         SECTION . Action by Agent or Collateral Agent. The obligations of the Agent and the Collateral Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent and the Collateral Agent shall not be required to take any action with respect to any Default, except as expressly provided therein or as directed by the Required Banks.
         SECTION . Consultation with Experts. Each of the Agent and the Collateral Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by the Agent or the Collateral Agent, respectively, and neither the Agent nor the Collateral

(NY) 27008/757/CA99/ca.99.conf.wpd

Agent shall be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
         SECTION . Liability of Agent and Collateral Agent. Neither the Agent nor the Collateral Agent nor any of their affiliates nor any of the directors, officers, agents or employees of any of the foregoing shall be liable for any action taken or not taken by the Agent or the Collateral Agent, as the case may be, in connection with the Financing Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of the Agent or the Collateral Agent's own gross negligence or willful misconduct. Neither the Agent nor the Collateral Agent nor any of their affiliates nor any of the directors, officers, agents or employees of any of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing under this Agreement; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article of this Agreement, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any of the Financing Documents or any other instrument or writing furnished in connection therewith; or (v) the existence, title, value or marketability of any of the Collateral. Neither the Agent nor the Collateral Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.
         SECTION . Indemnification. Each Bank shall, ratably in accordance with its Commitment (or, if the Commitments shall have terminated, ratably in accordance with its Commitment as in effect immediately prior to such termination), indemnify the Agent and the Collateral Agent, their affiliates and the directors, officers, employees and agents of any of the foregoing (to the extent not reimbursed by the Obligors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability
(except such as result from such indemnitees' gross negligence or willful misconduct) that the indemnitees may suffer or incur in connection with any of the Financing Documents or any action taken or omitted by such indemnitees thereunder, including such indemnitees' ordinary negligence.
         SECTION . Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Collateral Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Financing Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Collateral Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue

(NY) 27008/757/CA99/ca.99.conf.wpd
to make its own credit decisions in taking or not taking any action under the Financing Documents. Each Bank further acknowledges that it has not relied on the Collateral Agent to review the title of any Petroleum Property and that the Collateral Agent does not have any duty to perform such a review.
         SECTION . Successor Agent or Collateral Agent. The Agent or the Collateral Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent or Collateral Agent, as the case may be, with the consent of the Borrowers, which consent shall not be unreasonably withheld. If no successor Agent or Collateral Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent or Collateral Agent gives notice of resignation, then the retiring Agent or Collateral Agent may, on behalf of the Banks, appoint a successor Agent or Collateral Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent or Collateral Agent under the Financing Documents by a successor Agent or Collateral Agent, such successor Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent or Collateral Agent, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Agent or Collateral Agent's resignation under the Financing Documents as Agent or Collateral Agent, as the case may be, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent.

ARTICLE
MISCELLANEOUS
         SECTION . Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrowers or the Agent, at the address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid,

(NY) 27008/757/CA99/ca.99.conf.wpd
addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article shall not be effective until received.
         SECTION . No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
         SECTION . Expenses; Documentary Taxes. The Borrowers shall pay (i) all out-of-pocket expenses of the Agent and the Collateral Agent, including fees and disbursements of special counsel for the Agent and special counsel for the Collateral Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent, the Collateral Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrowers shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any Financing Document.
         SECTION . Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of obligations of the Borrowers other than obligations under the Notes. The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation.

(NY) 27008/757/CA99/ca.99.conf.wpd

         SECTION . Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) increase the Debt Limit, (iii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iv) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (vi) increase the amount set forth in the definition of Availability Limit or change the provisions of Section 6.03(e). Any provision of the Guaranty Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor party thereto and the Agent with the consent of the Required Banks; provided that no such amendment or waiver shall, unless signed by each Obligor party thereto and the Agent with the consent of all the Banks, release all or substantially all of the Obligors from their obligations under the Guaranty Agreement or permit termination of the Guaranty Agreement, except in each case as expressly permitted by the terms thereof.
         SECTION .  Successors and Assigns.
             The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

                    Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii), (iv) or

(NY) 27008/757/CA99/ca.99.conf.wpd

(vi) of Section without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                   Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrowers (which consent shall not be unreasonably withheld) and the Agent; provided that if an Assignee is an affiliate of such transferor Bank or if, at the time of such assignment, an Event of Default has occurred and is continuing, no such consent shall be required; and provided further that if such assignment is of a proportionate part of a Bank's rights and obligations, after giving effect to such assignment the amount of the Commitment of the transferor Bank (or, if the Commitments have terminated, the aggregate principal amount of the Loans held by the transferor Bank) and the amount of the Commitment of the Assignee (or, if the Commitments have terminated, the aggregate principal amount of the Loans held by the Assignee) in each case shall be not less than $5,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section .

                Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligation hereunder.

               No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section than such

(NY) 27008/757/CA99/ca.99.conf.wpd

Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION .  New York Law.  THIS AGREEMENT AND EACH NOTE
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE LAW OF THE STATE OF NEW YORK.  The Borrowers hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrowers irrevocably waive, to the fullest extent permitted by law, any objection which the Borrowers may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
         SECTION . Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
         SECTION . Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock"(as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
         SECTION . WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
         SECTION . Joint and Several Obligations. The obligations of the Borrowers under the Financing Documents shall be joint and several. The obligations of each Borrower under the Financing Documents shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(NY) 27008/757/CA99/ca.99.conf.wpd
                      any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

                    any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any other Obligor under any Financing Document;

                      any change in the existence, structure or ownership of any other Obligor;

                     any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor under any Financing Document;

                   any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by any other Obligor under any Financing Document; or

                    any other act or omission to act or delay of any kind by any other Obligor or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.










(NY) 27008/757/CA99/ca.99.conf.wpd

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


HALLWOOD ENERGY CORPORATION




By:     /s/ Cathleen  Osborn
Title: Vice President & Secretary



HALLWOOD CONSOLIDATED RESOURCES
CORPORATION




By:  /s/ Cathleen  Osborn
Title: Vice President & Secretary



HALLWOOD ENERGY PARTNERS, L.P.




By: HEC Acquisition Corp., its
       General Partner

By:
 /s/ Cathleen Osborn
        Title: Vice President


      Address:  4610 South Ulster Street
                      Suite 200
                      Denver, Colorado   80237











(NY) 27008/757/CA99/ca.99.conf.wpd

Commitments



$ 35,000,000


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK


By:
---------------------------------------------------
 /s/ John Kowalczuk
        Title: Vice President


$ 35,000,000

FIRST UNION NATIONAL BANK


By:
---------------------------------------------------
 /s/ Jay M. Chernosky
        Title: Senior Vice President


$ 35,000,000

                              NATIONSBANK, N.A.


By:
---------------------------------------------------
 /s/ James Allred
        Title: Managing Director


Total Commitments



                                  $105,000,000
                            ---------------------
                            ---------------------










                              FIRST UNION NATIONAL BANK, as
                              Collateral Agent


By:
---------------------------------------------------
 /s/ Jay M. Chernosky
        Title: Senior Vice President





MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as Agent

By:
---------------------------------------------------
 /s/ John Kowalczuk
        Title: Vice President








(NY) 27008/757/CA99/ca.99.conf.wpd

                           CROSS-REFERENCE TARGET LIST

NOTE: Due to the number of targets some target names may not appear in the target pull-down list. (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION      TARGET NAME    ARTICLE/SECTION       TARGET NAME
ARTICLE/SECTION      TARGET NAME    ARTICLE/SECTION       TARGET NAME


 ....................................................amounts&terms
 ..............................................principal.repayment
 ....................................................interest.rate
 ..................................................interest.rate.a
 ..................................................interest.rate.b
 ..............................................borrowing.procedure
 .............................................continuation.options
 ...............................................conversion.options
 .............................................conversion.options.a
 .............................................conversion.options.b
 ..............................................optional.prepayment
 ............................................optional.prepayment.b
 .................................................mandatory.prepay
 .........................................................payments
 .........................................................interest
 ....................................................reimbursement
 ..................................................increased.costs
 ............................................basis.for.determining
 .......................................................illegality
 ....................................................foreign.taxes


 ..............................................financial.condition
 .................................................investments&guar
3.28(a)..........................................consummate.reorg
3.28(b).................................................reorg.agt
 ........................................................covenants
 .............................................financial.statements
 .................................................annual.financial
 ..............................................annual.certificates
 ............................................annual.certificates.a
 .................................................reimburse.of.exp
 ..................................................erisa.info.comp
 ...............................................engineering.report
 .............................................................debt
 ...........................................................debt.a
 .......................................................debt.a.iii
 ........................................................debt.a.iv
 ...........................................................debt.b
 .............................................................lien
 ................................................investments.loans
 ..............................................investments.loans.j
 ..............................................investments.loans.k
 ..............................................investments.loans.l
 ..............................................investments.loans.m
 ..............................................investments.loans.o
 ......................................................subsidaries
 .................................................distribution.etc
 ......................................................mergers.etc
 ............................................transactions.with.aff
 ...................................................sale.of.assets
 ..................................................annual.coverage
 .................................................information.meet
 ..............................................compliance.with.law
 ..............................................covenants.to.secure
 ..............................................inconsistent.provis
 ................................................interest.coverage
 ................................................opinions.of.local
4.38........................................additional.guarantors

 ...............................................events.of.defaults
 .............................................events.of.defaults.b


 .......................................................conditions
 ....................................................effectiveness
 ..................................................effectiveness.e
 .............................................events.of.defaults.l


(NY) 27008/757/CA99/ca.99.conf.wpd

ARTICLE/SECTION       TARGET NAME    ARTICLE/SECTION       TARGET NAME
ARTICLE/SECTION       TARGET NAME    ARTICLE/SECTION       TARGET NAME


 .......................................................................the.agent


 .........................................................................notices
 ................................................................amendments&waive
 ...............................................................successors&assign
 .............................................................successors&assign.a
 .............................................................successors&assign.b
 ...............................................................successors&assign

4.13(a).......................................................coll.sec.borrowers



(NY) 27008/757/CA99/ca.99.conf.wpd

ARTICLE/SECTION       TARGET NAME    ARTICLE/SECTION       TARGET NAME
ARTICLE/SECTION       TARGET NAME    ARTICLE/SECTION       TARGET NAME






(NY) 27008/757/CA99/ca.99.conf.wpd